                                                                     EXHIBIT 4.2

THIS CREDIT AGREEMENT is made as of the 29th day of January, 1999.

B E T W E E N:

                              3578275 CANADA INC.
                               (the "Borrower")

                                    - and -

                       THE LENDERS LISTED ON SCHEDULE 1
                         TO THIS AGREEMENT, INCLUDING
                      CANADIAN IMPERIAL BANK OF COMMERCE
                                (the "Lenders")

                                    - and -

                      CANADIAN IMPERIAL BANK OF COMMERCE
                    in its capacity as Administrative Agent
                                 (the "Agent")

RECITALS:

A. The Borrower has requested the Lenders to provide credit facilities of up to a maximum aggregate amount of Cdn. $37,000,000.00 as follows:

          (a)  a Term Loan of Cdn. $22,000,000.00; and,

          (b) a Revolving Loan of Cdn. $15,000,000.00, or the U.S. dollar equivalent thereof;

B. The Lenders have each agreed to provide their respective commitments to Borrower subject to the terms and conditions of this Agreement;

C. The parties are entering into this Agreement to provide for the terms of the credits;

D. The Borrower is a wholly owned, indirect subsidiary of Omega Cabinets, Ltd., a Delaware corporation, who shall be guaranteeing the Borrower's obligations herein to the Agent on behalf of the Lenders;

E. Immediately following its acquisition of all of the issued and outstanding shares in the capital of Kitchen Craft of Canada Ltd., the Borrower will amalgamate with that corporation to form Kitchen Craft of Canada Ltd., and all references to "Borrower" herein shall include the amalgamated Kitchen Craft of Canada Ltd., as the context may require;

          NOW THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS

1.1       DEFINED TERMS

As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

          "ADVANCE" means an availment of a Credit by the Borrower by way of Prime Rate Advance, Base Rate Advance, Bankers' Acceptances, L/C, including deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the sum of all outstanding Prime Rate Advances and Base Rate Advances, plus the face amount of all outstanding Bankers' Acceptances and the undrawn face amount of all L/Cs.

          "AGENT" means CIBC in its role as administrative agent for the Lenders, and any successor administrative agent appointed in accordance with this Agreement.

          "AGREEMENT, "HEREOF, "HEREIN", "HERETO, "HEREUNDER" or similar expressions mean this Agreement and any Schedules hereto, as amended, supplemented, restated and replaced from time to time.

          "ACQUISITION" has the meaning ascribed thereto in Section 3.3 herein;

          "ACQUISITION CLOSING DATE" means January 29/th/, 1999, or such other date as may be proposed by the Borrower and agreed to by the Lenders on which all of the conditions in the Acquisition Documents have been satisfied or (with the consent of all Lenders) waived.

          "ACQUISITION DOCUMENTS" means the Purchase Agreement, and all other agreements, instruments, certificates and other documents executed and delivered pursuant to or in connection therewith, as the same may be supplemented, amended or otherwise modified.

          "ALLOCABLE SHARE" means as of any date of determination, the ratio of the outstanding principal balance of the Term Loan A, Term Loan B (as those terms are defined in the Omega Credit Agreement), or Credit B, as applicable, to the aggregate principal amount of all outstanding Indebtedness of the borrowers under the Term Loans (as defined in the Omega Credit Agreement) and Credit B.

          "AMALGAMATION" means the proposed amalgamation of 3578275 Canada Inc. and Kitchen Craft of Canada Ltd.;

          "APPLICABLE MARGIN" means, with respect to the period beginning five days after the day the financial statements and compliance certificate required by Sections 5.1(c) and (d) of the Omega Credit Agreement with respect to a month are delivered to the Agent as required herein and ending on the date five days after the date such financial statements and compliance certificate for the next month are actually delivered (unless such financial statements are not delivered when required, in which case ending on the date such delivery was required), shall mean the percentage specified as applicable to Prime Rate Advances, Base Rate Advances, BA Fees or L/C Fees, as appropriate, for the Cash Flow Leverage Ratio calculated for the twelve months ending as of the end of the month to end immediately prior to the date of determination:

          CREDIT A
          --------

                                                                  PRIME RATE ADVANCE
                                                       BA FEE OR     OR BASE RATE
          CASH FLOW LEVERAGE RATIO                      L/C FEE         ADVANCE
          Less than or equal to 2.50:1                   1.50%           0.50%
          Greater than 2.50:1 but less than or equal
          to 3.5:1                                       2.00%           1.00%
          Greater than 3.50:1 but less than 4.5:1        2.50%           1.50%
          Greater than or equal to 4.5:1                 2.75%           1.75%

                    CREDIT B
                    --------

          CASH FLOW LEVERAGE RATIO                      BA FEE    PRIME RATE ADVANCE
          Less than or equal to 2.50:1                   1.50%           0.50%
          Greater than 2.50:1 but less than or equal     2.00%           1.00%
          to 3.5:1

          Greater than 3.50:1 but less than 4.5:1        2.50%           1.50%
          Greater than or equal to 4.5:1                 2.75%           1.75%

          Notwithstanding the foregoing, however, during the period beginning on the Closing Date and ending on the date five days after the financial statements and compliance certificate for the period ending June 30, 1999 are delivered pursuant to Sections 5.1(c) and (d) of the Omega Credit Agreement, and for any subsequent period beginning on a day the financial statements and compliance certificate required by Sections 5.1(c) and (d) of the Omega Credit Agreement with respect to a month are required to be but are not delivered and ending five days after the date such financial statements and compliance certificate are delivered, the Applicable Margin shall be as specified for a Cash Flow Leverage Ratio greater than or equal to 4.5:1.

          "ASSIGNMENT AGREEMENT" means an agreement in the form of Schedule
          1.1.1 to this Agreement.

          "BA PROCEEDS" means, in respect of any Bankers' Acceptance, an amount calculated on the applicable Drawdown Date which is (rounded to the nearest full cent, with one-half of one cent being rounded up) equal to the face amount of such Bankers' Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (i) the BA Rate applicable thereto expressed as a decimal fraction multiplied by (ii) a fraction, the numerator of which is the term of such Bankers' Acceptance and the denominator of which is 365, which calculated price will be rounded to the nearest multiple of 0.001%.

          "BA RATE" means, (a) with respect to any Bankers' Acceptance accepted by a Lender named on Schedule I to the Bank Act (Canada), the rate determined by the Agent as being the arithmetic average (rounded upward to the nearest multiple of 0.01 %) of the discount rates, that appear on the Reuters CDOR page for CIBC calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date and, (b) in respect of any other Lender named on
          Schedule II to the Bank Act (Canada), the lesser of the rate quoted by such Lender as of 10:00 am (Toronto time) on the applicable Drawdown Date, or the rate in (a) above plus 0.075%.

          "BANKERS' ACCEPTANCE" means a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by the Borrower and accepted by a Lender pursuant to this Agreement or, for Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by the Borrower and accepted by a Lender pursuant to this Agreement. Orders that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as "orders".

          "BANKERS' ACCEPTANCE FEE" means the amount calculated by multiplying the face amount of each Bankers' Acceptance by the rate for the Bankers' Acceptance Fee specified in Sections 2.6 and 3.5, and then multiplying the result by a fraction, the numerator of which is the duration of its term on the basis of the actual number of days to elapse from and including the date of acceptance of a Bankers' Acceptance by the Lender up to but excluding the maturity date of the Bankers' Acceptance and the denominator of which is the number of days in the calendar year in question.

          "BASE RATE" means, at any time of reference, the variable reference interest rate per year based on a 365 or 366 day year, as the case may be, as declared by CIBC from time to time to be its base rate for US Dollar loans made by CIBC in Canada.

          "BASE RATE ADVANCE" means an Advance in US Dollars bearing interest based on the Base Rate and includes deemed Base Rate Advances provided for in this Agreement.

          "BORROWER" means 3578275 Canada Inc., a corporation existing under the Canada Business Corporations Act and its successors, including without limitation Kitchen Craft of Canada Ltd. following the Amalgamation.

          "BRANCH OF ACCOUNT" means CIBC, Henderson and Kimberly branch, Winnipeg, Manitoba, or such other Winnipeg branch as may be designated from time to time by the Agent and the Borrower.

          "BUSINESS DAY" means a day of the year, other than Saturday or Sunday, on which the Agent is open for business at its executive offices in Toronto, Ontario, and at the Branch of Account.

          "CIBC" means Canadian Imperial Bank of Commerce.

          "CANADIAN DOLLARS", "CDN. DOLLARS", "CDN. $" and "$" mean lawful money of Canada.

          "CAPITAL EXPENDITURE" has the meaning as defined in the Omega Credit Agreement.

          "CAPITAL STOCK" means, with respect to any Person, any and all present and future shares, partnership or other interests, participations or other equivalent rights in the Person's capital, however designated and whether voting or non-voting.

          "CAPITALIZED LEASE" has the meaning as defined in the Omega Credit Agreement.

          "CAPITALIZED LEASE OBLIGATIONS" has the meaning as defined in the Omega Credit Agreement.

          "CASH FLOW LEVERAGE RATIO" has the meaning as defined in the Omega Credit Agreement.

          "CLOSING DATE" means January 29, 1999, or such other date as is mutually agreed between the parties hereto.

          "COLLATERAL" means cash, a bank draft or a letter of credit issued by a Canadian chartered bank, all in a form satisfactory to the Lenders, acting reasonably.

          "COMMITMENT" means in respect of each Lender from time to time, the covenant to make Advances to the Borrower in the Lender's Proportionate Share of the maximum amount of the Credits and, where the context requires, the maximum amount of Advances which the Lender has covenanted to make.

          "COMPLIANCE CERTIFICATE'' means the compliance certificates as referenced in Sections 5.1(c) and (d) of the Omega Credit Agreement.

          "CONSOLIDATED FINANCIAL STATEMENTS" means the consolidated financial statements of Omega and its Subsidiaries referred to in Sections 5.1(a) and (c) of the Omega Credit Agreement.

          "CONSTATING DOCUMENTS" means, with respect to each of the Borrower and each Guarantor, its articles or certificate of incorporation, amalgamation or continuance, memorandum of association, by-laws, partnership agreement, limited liability company agreement or other similar document, and all unanimous shareholder agreements, other shareholder agreements, voting trust agreements and similar arrangements.

          "CONTRACTS" means agreements, franchises, leases, easements, servitudes, privileges and other rights, other than Permits.

          "CONTRIBUTING LENDER" shall have the meaning defined in Section
          10.3.2.

          "CREDIT A" means the credit in the amount of up to Cdn. $15,000,000.00 or the US Dollar equivalent thereof in favour of the Borrower which is established by this Agreement as a revolving credit facility.

          "CREDIT B" means the credit of up to Cdn. $22,000,000.00 thereof in favour of the Borrower which is established by this Agreement as a term loan.

          "CREDITS" means Credit A and Credit B, and "CREDIT" means either of them.

          "CREDIT DOCUMENTS" means this Agreement, the Security and all other documents relating to the Credits, or any of them.

          "DEFAULTING LENDER" has the meaning defined in Section 10.3.2.

          "DESIGNATED ACCOUNT" means, in respect of any Advance, the account or accounts maintained by the Borrower at a branch of the Agent in Winnipeg that the Borrower designates in its notice requesting an Advance.

          "DRAWDOWN DATE" means the date, which shall be a Business Day, of any Advance.

          "EBITDA" has the meaning as defined in the Omega Credit Agreement.

          "ENCUMBRANCE" means any mortgage, debenture, pledge, hypothec, lien, charge, assignment by way of security, consignment, lease, hypothecation, security interest or other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligation, and "ENCUMBRANCES",

          "ENCUMBRANCER", "ENCUMBER" and "ENCUMBERED" shall have corresponding meanings.

          "EVENT OF DEFAULT" has the meaning as set forth in Section 9.1.

          "EXCESS CASH FLOW" has the meaning as defined in the Omega Credit Agreement.

          "EXCHANGE RATE" means, on any day, with respect to the exchange of either of Canadian Dollars or US Dollars (the "First Currency") into the other of those currencies (the "Other Currency"), the spot buying rate quoted by the Agent for purchases of the First Currency with the Other Currency at noon (Toronto time) on such day, or if such rate is not or has not yet been quoted on such day, such rate on the last day on which it was quoted by the Agent except that, if the Exchange Rate is required to determine the outstanding amount of Advances for a purpose that does not involve the purchase of Canadian Dollars or US Dollars, the Exchange Rate shall be the noon spot rate of the Bank of Canada on that day.

          "EXCLUDED TAXES" means any Taxes now or hereafter imposed, levied, collected, withheld or assessed on a Lender by Canada or any other jurisdiction in which that Lender is subject to Tax as a result of the Lender (i) carrying on a trade or business in such jurisdiction or being deemed to do so, or having a permanent establishment in such jurisdiction; (ii) being organized under the laws of such jurisdiction; (iii) being resident or deemed to be resident in such jurisdiction or (iv) not dealing at arm's length with the Borrower or any other Lender; but does not include any sales, goods or services Tax payable under the laws of any such jurisdiction with respect to any goods or services made available by a Lender to the Borrower under this Agreement or any withholding tax payable under the laws of Canada.

          "FEE AGREEMENT" means the letter from Canadian Imperial Bank of Commerce to Butler Capital Corp. and U.S. Bank National Association dated January 13, 1999, which is hereby acknowledged and accepted by the Borrower, to the extent that it provides for fees payable by the Borrower to CIBC in connection with the Credits, as the letter is amended, supplemented, restated and replaced from time to time.

          "FISCAL YEAR END" has the meaning as defined in the Omega Credit Agreement.

          "FIXED CHARGE COVERAGE RATIO" has the meaning as defined in the Omega Credit Agreement.

          "GAAP", has the meaning as defined in the Omega Credit Agreement.

          "GLOBAL LENDERS" means collectively all of the Lenders, and all of the US Banks.

          "GUARANTORS" means Omega, Kitchen Craft Cabinetry Ltd. and any other Subsidiary (other than the Transitory Subsidiary) of the Borrower now or hereafter existing or acquired.

          "HAZARDOUS MATERIALS" means any hazardous substance or any pollutant or contaminant, toxic or dangerous waste, substance or material, as defined in or regulated by any applicable law, regulation or governmental authority from time to time, including, without limitation, friable asbestos and poly-chlorinated biphenyls.

          "HOLDINGS" has the meaning as defined in the Omega Credit Agreement.

          "INDEBTEDNESS" has the meaning as defined in the Omega Credit
          Agreement.

          "INTELLECTUAL PROPERTY" means all data bases, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of the Borrower's business as currently conducted that are material to the financial condition, business or operations of the Borrower;

          "INTERBANK REFERENCE RATE" means the interest rate expressed as a percentage per annum which is customarily used by the Agent when calculating interest due by it or owing to it arising from correction of errors between it and other Canadian chartered Lenders.

          "INTERCOMPANY LOAN OBLIGATIONS" means all present and future debts, liabilities and obligations of any kind owing or remaining unpaid by the Borrower to any of its Subsidiaries or to Omega or any of its Subsidiaries, or to the Borrower by any of its Subsidiaries or Omega or any of its Subsidiaries, in respect of loans or advances made.

          "INTERCOMPANY OBLIGATIONS" means all present and future debts, liabilities and obligations of any kind owing or remaining unpaid by the

          Borrower to any of its Subsidiaries or to Omega or any of its Subsidiaries, or to the Borrower by any of its Subsidiaries or Omega or any of its Subsidiaries, including but not limited to Intercompany Loan Obligations and indebtedness for goods and services supplied.

          "INTERCREDITOR AGREEMENT" has the meaning as defined in the Omega Credit Agreement.

          "INTEREST COVERAGE RATIO" has the meaning as defined in the Omega Credit Agreement.

          "INTEREST EXPENSE" has the meaning as defined in the Omega Credit Agreement.

          "INTEREST PAYMENT DATE" means (in connection with Prime Rate Advances and Base Rate Advances) the 1/st/ day of each calendar month or if that day is not a Business Day, the Business Day next following.

          "L/C" means a standby letter of credit, letter of guarantee or commercial letter of credit in a form satisfactory to CIBC, issued by CIBC at the request of the Borrower in favour of a third party to secure the payment or performance of an obligation of the Borrower or one of its Subsidiaries to the third party.

          "LENDERS" means CIBC, First Chicago NBD Bank, Canada and other lenders that agree from time to time to become Lenders in accordance with
          Article XI of this Agreement, and "Lender" means any one of the Lenders.

          "LIEN" has the meaning as defined in the Omega Credit Agreement.

          "LOAN DOCUMENTS" means this Agreement and the Security contemplated thereby.

          "MAJORITY GLOBAL LENDERS" means "Majority Lenders" as defined in the Intercreditor Agreement.

          "OBLIGATIONS" means all monetary obligations of the Borrower to the Lenders under or in connection with this Agreement, including but not limited to all debts and liabilities (including those arising from indemnities of any nature of type), present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to the Lenders in any currency or remaining unpaid by the

          Borrower to the Lenders in any currency under or in connection with this Agreement, whether arising from dealings between the Lenders and the Borrower, and wherever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses payable by the Borrower to the Lenders under or pursuant to this Agreement. In this definition, "the Lenders" shall be interpreted as "the Lenders, or any of them."

          "OMEGA" means Omega Cabinets, Ltd. a Delaware corporation.

          "OMEGA CREDIT AGREEMENT" means the First Amended and Re-Stated Credit Agreement dated as of January 29/th/, 1999 among Omega, Panther Transport, Inc., the U.S. Banks, and U.S. Bank National Association as agent for the U.S. Banks and First National Bank of Chicago as documentation agent for the U.S. Banks.

          "PENDING EVENT OF DEFAULT" means An event which, with the giving of notice (whether such notice is required under Article 9.1 or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

          "PENSION PLAN" means a pension plan or benefit plan which is subject to the funding requirements of applicable pension benefits legislation in any jurisdiction and is applicable to employees of any Person.

          "PERMITS" means governmental licenses, authorizations, consents, registrations, exemptions, permits and other approvals required by law.

          "PERMITTED ENCUMBRANCES" means, with respect to any Person, the following:

          (a) Encumbrances for taxes, rates, assessments or other governmental charges or levies not yet due, or for which installments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that Person;

          (b) undetermined or inchoate Encumbrances, rights of distress and charges incidental to current operations which have not at such time been filed or exercised and of which none of the

               Lenders has been given notice, or which relate to obligations not due or payable or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that Person;

          (c) reservations, limitations, provisos and conditions expressed in any original grants from the Crown or other grants of real or immovable property, or interests therein, which do not materially affect the use of the affected land for the purpose for which it is used by that Person;

          (d) licenses, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) and zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, municipal and other governmental authorities, which will not materially impair the use of the affected land for the purpose for which it is used by that Person;

          (e) title defects, encroachments or irregularities which are of a minor nature and which in the aggregate will not materially impair the use of the affected property for the purpose for which it is used by that Person;

          (f) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit acquired by that Person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

          (g) the Encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar liens, and public, statutory and other like obligations incurred in the ordinary course of business;

          (h) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of its business;

          (i)  the Security;

          (j) the Encumbrance created by a judgment of a court of competent jurisdiction, as long as the judgment is being contested diligently and in good faith by appropriate proceedings by that Person and does not result in an Event of Default;

          (k) the interest of any lessor under any Capitalized Lease entered into after the Closing Date or purchase money Encumbrances on property acquired after the Closing Date; provided that (i) the Indebtedness secured thereby is otherwise permitted by this Agreement, (ii) such Encumbrances are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property, and (iii) the aggregate amount of Indebtedness secured by such Encumbrances outstanding at any time, together with all other indebtedness secured by Liens permitted pursuant to 6.14(j) of the Omega Credit Agreement, does not exceed $3,000,000 U.S.

          (l)  other Encumbrances agreed to in writing by CIBC.

          (m) encumbrances identified in the title opinion of Thompson Dorfman Sweatman dated January 29, 1999.

          "PERMITTED OBLIGATIONS" means the following:

          (a)  the Obligations;

          (b)  Intercompany Obligations;

          (c) other debts, liabilities and obligations secured by Permitted Encumbrances, other than the Security;

          (d) accounts payable not more than 60 days past due, accrued expenses and other similar debts, liabilities and obligations incurred in the ordinary course of business which are not for borrowed money;

          (e)  deferred taxes;

          (f) obligations and liabilities incurred in the ordinary course of business which do not constitute Indebtedness;

          (g) obligations arising from guarantees by the Borrower or its Subsidiary of debts, liabilities and obligations of any of its Subsidiaries that are themselves Permitted Obligations;

          (h) other debts, liabilities and obligations expressly permitted under this Agreement or consented to by the Majority Global Lenders in writing.

          "PERSON" has the meaning as described in the Omega Credit Agreement.

          "PRIME RATE" means, at any time of reference, the rate of interest expressed as a percentage per annum, expressed on the basis of a year of 365 or 366 days, as the case may be, announced by CIBC as being its reference rate for commercial loans made by it in Canada in Canadian Dollars, at the relevant time.

          "PRIME RATE ADVANCE" means an Advance in Canadian Dollars bearing interest based on the Prime Rate and includes deemed Prime Rate Advances provided for in this Agreement.

          "PROPERTY" means, with respect to any Person, any or all of its undertaking, property and assets.

          "PROPORTIONATE SHARE" means, with respect to any Lender, at any time, the ratio expressed as a percentage of:

               (a)  such Lender's commitment at such time to;

               (b) the aggregate Commitments of all of the Lenders at such time as set out on Schedule 1.1.3, which shall be amended and distributed to all parties by the Agent from time to time as other Persons become Lenders.

          "PURCHASE AGREEMENT" means a Master Transaction Agreement dated as of January 29/th/, 1999 between the Borrower, as purchaser, Omega Holdings, Inc., Bill Rademaber, Ernie Boschmann, Peter Neufeld, HEB2 Holdings Ltd., Herbert Buller, Erna Buller, MEB2 Holdings, Ltd., MEB Family Trust, JWB2 Holdings, Ltd., JWB Family Trust, PCB2 Holdings Ltd., PBC Family Trust, DHB2 Holdings, Ltd., DHB Family Trust, Mark Buller, Philip Buller, David Buller and James Bulleras in effect on the date hereof, and as the same may be supplemented, amended or otherwise modified after the date hereof.

          "REGISTER" has the meaning defined in Section 11.2.3.

          "REQUIREMENT OF LAW" means, as to any Person, any law, treaty, regulation, ordinance, decree, judgment, order or similar requirement made or issued under sovereign or statutory authority and applicable to or binding upon that Person, or to which that Person or any of its Property is subject.

          "RESPONSIBLE OFFICER" has the meaning as described in the Omega Credit Agreement.

          "SCHEDULE" means the designated schedule of this Agreement.

          "SECTION" means the designated section of this Agreement.

          "SECURITY" means the security held from time to time by the Lenders or the Agent on behalf of the Lenders, securing or intended to secure repayment of the Obligations, including without limitation the security described in Section 4.1.

          "SUBSIDIARY" has the meaning as defined in the Omega Credit Agreement.

          "SUCCESSOR AGENT" has the meaning defined in Section 10.11.

          "SYSTEMS" means all computer software, hardware and other products incorporating embedded software or microcode, owned or leased by the Borrower, which are used in operating Property or carrying on business, including but not limited to financial, production and order processing systems.

          "TAXES" means all taxes, levies, imposts, stamp taxes, duties, deductions, withholdings and similar impositions payable, levied, collected, withheld or assessed as of the date of this Agreement or at any time in the future, and "Tax" shall have a corresponding meaning.

          "TRANSITORY SUBSIDIARY" means Kitchen Craft of Canada Ltd. (prior to the Amalgamation).

          "U.S. BANKS" means the banks which are signatories to the Omega Credit Agreement or which become a party thereto pursuant to section 9.6 thereof or pursuant to any amendment thereto, including without limitation U.S. Bank National Association, as agent for such banks;

          "US DOLLARS" and "US $" mean lawful money of the United States of America.

          "U.S. LOAN DOCUMENTS" means collectively, the Omega Credit Agreement, and all related documents, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

1.2       OMEGA CREDIT AGREEMENT

          The parties hereto acknowledge and agree that all or a portion of Credit B (at the Borrower's discretion) is to be advanced for the purpose of assisting with and/or concluding the acquisition by the Borrower of Kitchen Craft of Canada Ltd. and its business. The Credits are, subject as herein provided, being granted to the Borrower upon concurrent terms with those provided for from the U.S. Banks to Omega pursuant to the Omega Credit Agreement. Where capitalized terms used in this Agreement are not otherwise defined herein, they shall be deemed to have the same meaning as such capitalized terms used in the Omega Credit Agreement. A true copy of the Omega Credit Agreement is attached hereto as Schedule 1.2.

1.3       COMPUTATION OF TIME PERIODS

          In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

1.4       OTHER DEFINITIONAL TERMS

The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to sections, Schedules, exhibits, and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by pharse "without limitation".


                                  ARTICLE II
                                   CREDIT A

2.1       AMOUNT AND AVAILMENT OPTIONS

          Upon and subject to the terms and conditions of this Agreement, the Lenders agree to provide a credit for the use of the Borrower in the amount of up to Cdn. $15,000,000.00 or the US Dollar equivalent thereof. At the option of the Borrower, Credit A may be used by requesting Prime Rate Advances to be made by the Lenders, by requesting Base Rate Advances to be made by the Lenders or by presenting orders to a Lender for acceptance as Bankers' Acceptances, or by requesting that L/Cs be issued by CIBC on behalf of all Lenders. The aggregate face amount of L/Cs outstanding under Credit A at any time shall not, however, exceed Cdn. $500,000.00.

2.2       REVOLVING CREDIT

          Credit A is a revolving credit and the principal amount of any Advance under Credit A that is repaid may be reborrowed, if the Borrower is otherwise entitled to an Advance under Credit A.

2.3       USE OF CREDIT A

          Credit A shall be used:

     (a)  to finance the general corporate requirements of the Borrower;

     (b)  in connection with the Acquisition; and,

     (c)  to make the Employee Loans.

2.4       TERM AND REPAYMENT

          Credit A shall be repaid in full and cancelled on December 26, 2003, unless it is extended on or before that date at the discretion of the Lenders.

2.5       OPTIONAL REDUCTION OR TERMINATION OF CREDIT A

          The Borrower may from time to time, by giving not less than two Business Days express written notice to the Agent and paying all accrued and unpaid standby fees relating to the amount of the Credit being cancelled or reduced to the effective date of cancellation or reduction, irrevocably notify the Agent of the cancellation of Credit A or of the permanent reduction of the committed amount of Credit A by an amount which shall be a minimum of $1,000,000.00 or, if more, in an integral multiple of $250,000.00; provided however, that the Borrower may not reduce the committed amount of Credit A below the total amount outstanding under Credit A as at the effective date of such reduction. The Borrower shall have no right to any increase in the committed amount of Credit A thereafter. Upon termination of the Credit A Commitment pursuant to this section, the Borrower shall pay to the Agent for the account of the Lenders the full amount of all outstanding Advances under Credit A, all accrued and unpaid interest thereon, all unpaid fees accrued to the date of such termination, and all other unpaid obligations of the Borrower to the Agent and the Lenders hereunder in respect of Credit A. The Borrower covenants and agrees that any optional reduction of Credit A or termination of Credit A hereunder, or any optional reduction or termination of Revolving Commitment Amounts pursuant to the U.S. Loan Documents, shall be made ratably between Credit A hereunder and the outstanding Revolving Commitments under the U.S. Loan Documents.

2.6       INTEREST RATES AND FEES

          Interest rates, Bankers' Acceptance Fees and L/C Fees will be adjusted based on the Cash Flow Leverage Ratio and will be as follows:

     (a) Each Prime Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (i) the Prime Rate, and (ii) the Applicable Margin.

     (b) Each Base Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (i) the Base Rate, and (ii) the Applicable Margin.

     (c) The Bankers' Acceptance Fee for any Bankers' Acceptance shall be equal to the Applicable Margin therefor.

     (d) The fee for any L/C issued shall be equal to the Applicable Margin therefor.

          Interest and fees shall be promptly distributed by the Agent to the Lenders based on their respective Proportionate Shares. In addition, a fronting fee of 0.25% per annum on the amount of each L/C shall be payable to CIBC for its own account. Notwithstanding anything to the contrary contained herein, fees relating to Bankers' Acceptances advanced before the effective date of an increase or decrease of the Applicable Margin will not be adjusted.

2.7       STANDBY FEES

          The Borrower shall pay a standby/commitment fee on the daily unadvanced portion of Credit A at a rate of 0.50% per annum. The standby/commitment fee shall be calculated daily beginning on the Closing Date and shall be payable on the days principal payments are scheduled for Credit B loans. Upon final payment of the Obligations under Credit A, the Borrower shall also pay the accrued standby fee for the elapsed portion of the quarter in which the final payment is made. Standby fees shall be promptly distributed by the Agent to the Lenders based on their respective Proportionate Shares.

2.8       AGENT FEES

          The Borrower hereby acknowledges and agrees for its own account to be bound by the Fee Agreement. For avoidance of doubt, the Borrower shall pay or shall have arranged for payment to the Agent, for the Agent's own account, an annual agent's fee in the amount provided in the Fee Agreement. This fee shall be payable to the Agent annually in advance, commencing on the Closing Date and on each anniversary thereafter. No Lender (other than the Agent) shall be entitled to any portion of such agent's fee.

          On the Closing Date, the Borrowers shall pay to the Agent, for the Agent's own account, an up front fee in the amount provided in the Fee Agreement. No Lender (other than the Agent) shall be entitled to any portion of such agent's fee.

                                  ARTICLE III
                                   CREDIT B

3.1       AMOUNT AND AVAILMENT OPTIONS

          Upon and subject to the terms and conditions of this Agreement, the Lenders agree to provide a credit for the one-time single draw-down use of the Borrower in the amount of up to Cdn. $22,000,000.00 (provided that the Advance made in connection with such drawdown may be converted or rolled over into another Prime Rate Advance). Credit B may be used by requesting Prime Rate Advances to be made by the Lenders, or by presenting orders to a Lender for acceptance as Bankers' Acceptances. In no event will the Advance under Credit B be made after February 15, 1999. Credit B may be prepaid at any time on 3 days notice.

3.2       NON-REVOLVING CREDIT

          Credit B is a non-revolving credit and the principal amount of any Advance under Credit B that is repaid (other than in connection with a rollover or conversion of an Advance) may not be reborrowed.

3.3       USE OF CREDIT B

          Proceeds of the Credit B Advance shall be used in connection with the acquisition of Kitchen Craft of Canada Ltd. by the Borrower, and to refinance the existing Indebtedness of the Borrower and Kitchen Craft of Canada Ltd. (the "Acquisition").

3.4       TERM AND REPAYMENT

          The principal amount of Credit B shall be payable in equal quarterly installments as follows:

     (a) on each of April 3, 1999, July 2, 1999, October 1, 1999, and December 31, 1999, $425,000.00;

     (b) on each of March 31, 2000, June 30, 2000, September 29, 2000, and December 29, 2000, $525,000.00;

     (c) on each of March 30, 2001, June 29, 2001, September 28, 2001, and December 28, 2001, $612,500.00;

     (d) on each of March 29, 2002, June 28, 2002, September 25, 2002, and December 27, 2002, $750,000.00;

     (e) on each of March 28, 2003, June 27, 2003, September 26, 2003, and December 26, 2003, $912,500.00;

     (f) on each of March 31, 2004, June 30, 2004, September 30, 2004, and December 31, 2004, $2,275,000.00; and

     (g) on December 31, 2004, any other amount then remaining unpaid with respect to Credit B.

          Provided, however, that if the aggregate principal amount outstanding under Credit B as of the date any principal payment is due is less than the amount specified for such date in the table above, then the principal amount payable on such date shall be such amount outstanding.

3.5       INTEREST RATES AND FEES

          Interest rates and Bankers' Acceptance fees for Credit B will be adjusted based on the Cash Flow Leverage Ratio and will be as follows:

     (a) Each Prime Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (i) the

          Prime Rate, and (ii) the Applicable Margin.

     (b) The Bankers' Acceptance Fee for any Bankers' Acceptance shall be equal to the Applicable Margin therefor.

          Interest and fees shall be promptly distributed by the Agent to the Lenders based on their respective Proportionate Shares. Notwithstanding anything to the contrary contained herein, fees relating to Bankers' Acceptances advanced before the effective date of an increase or decrease of the Applicable Margin will not be adjusted.

3.6       MANDATORY PREPAYMENTS

     (a) The Borrower shall cause Omega, on the Borrower's behalf, to make a capital contribution through its Subsidiaries to the Borrower, to be used by the Borrower to prepay Credit B, in the event of a prepayment being made by Omega to the U.S. Banks pursuant to sections 2.6(d),
          (e), (f) or 2.7(a) of the Omega Credit Agreement, such that in the aggregate such prepayment will reduce the Commitments of the U.S. Banks and the Lenders based upon their Allocable Shares.

          (b) Any mandatory prepayments pursuant to this Section 3.6 shall be applied to Credit B until Credit B is paid in full and then to Credit
          A. Any mandatory prepayments of Credit B shall be applied to the installments due thereunder pro rata to the amount of each such installment. Any prepayments that are applied to Credit A shall reduce the Credit A Commitment by the same amount. Amounts prepaid on Credit B under this Section 3.6, or prepaid under Credit A and resulting in a reduction of the Credit A Commitment under this Section 3.6, may not be reborrowed.

     (d) Amounts paid or prepaid on Credit A under this Section 3.6 shall be made to the Agent for the account of each Lender in proportion to its share of the outstanding amount of Credit A. Amounts paid or prepaid on Credit B under this Section 3.6 shall be made to the Agent for the account of each Lender in proportion to its share of the outstanding amount under Credit B.

     (e) In any event of mandatory prepayment pursuant to this Section 3.6, all amounts prepaid hereunder shall be made ratably between the outstanding Term Loans owing pursuant to the Omega Credit Agreement and the outstanding amount of Credit B based upon the parties' Allocable Shares. In the event of a mandatory prepayment being required by the Borrower pursuant to Section 3.6(a), it is acknowledged that the Allocable Share of such prepayment to be applied to the U.S. Banks' loans shall be contributed by the Borrower to Omega by way of repayment of its Intercompany Loan Obligations in order that Omega may use such funds to reduce its debt to the U.S. Banks. All funds which may be received by Borrower from Omega under Section 2.6 and 2.7 of the Omega Credit Agreement shall be applied by Borrower or paid to Agent for use in the manner specified in Section 3.6.

     (f) Notwithstanding the foregoing, the Borrower acknowledges that Bankers' Acceptances may not be prepaid or repaid in whole or in part until maturity thereof. In the event that any prepayment or repayment is required to be made by the Borrower or Omega on the Borrower's behalf in accordance with the foregoing provisions of this Agreement that would otherwise require a payment to reduce an unmatured Bankers' Acceptance, such payment shall be deposited with the Agent as Collateral against such payment until maturity of the Bankers' Acceptances. The Borrower shall be entitled to interest upon any such deposit in accordance with Section 12.15.

                                  ARTICLE IV
                    SECURITY AND EXCHANGE RATE FLUCTUATIONS

4.1       SECURITY

          The Security hereunder shall include without limitation the following, all in form and substance and duly registered and perfected and satisfactory to the Lenders and subject only to Permitted Encumbrances:

     (a) security over all present and future Property of the Borrower (including but not limited to a fixed charge over the real property in Winnipeg, Manitoba that will be owned by the Borrower following the Amalgamation) in the form of a $37,000,000.00 Debenture and a General Security Agreement in the form annexed hereto as Schedule 4.1(a) (Debenture) and 4.1(a) (GSA) by the Borrower in favour of the Agent for the benefit of the Lenders;

     (b) unconditional guarantees of the monetary Obligations of the Borrower from each of the Subsidiaries of the Borrower (other than the Transitory Subsidiary) wheresoever incorporated or otherwise created substantially in the form annexed hereto as Schedule 4.1(b);

     (c) General Security Agreement substantially in the form annexed hereto as Schedule 4.1(a) in favour of the Agent for the benefit of the Lenders in support of the guarantees referred to in (b) above;

     (d) an unconditional guarantee of the monetary Obligations of the Borrower from Omega in the form annexed hereto as Schedule 4.1(d), which shall be unlimited;

     (e) any security in favour of the Collateral Agent as defined in the Intercreditor Agreement taken pursuant to the U.S. Loan Documents in support of the unconditional guarantee of Omega as referred to in (d) above;

          If at any time hereafter the Borrower owns, establishes or acquires an interest in a Subsidiary directly or indirectly, the Borrower shall, within 60 days of that establishing or acquiring, cause that Subsidiary to deliver a guarantee substantially in the form annexed hereto as Schedule 4.1(b) and a general security agreement substantially in the form annexed hereto as Schedule 4.1(c), which shall become part of the Security. The Borrower shall also cause the delivery of legal opinions, opining on the valid existence of such Subsidiary, its due authorization, execution and delivery of such guarantee and general security agreement and the enforceability of these documents and other supporting documents as the Agent may reasonably require.

4.2       EXCHANGE RATE FLUCTUATIONS

          If fluctuations in rates of exchange in effect between Canadian Dollars and US Dollars cause the amount of Advances (expressed in Canadian Dollars based on the Exchange Rate in effect from time to time) to the Borrower under any Credit to exceed the maximum amount of that Credit permitted herein by five (5%) percent or more then fifteen (15) days after demand by Agent, the Borrower shall pay the Agent on behalf of the Lenders such amount as is necessary to repay the excess.

                                   ARTICLE V
                            DISBURSEMENT CONDITIONS

5.1       CONDITIONS PRECEDENT TO INITIAL ADVANCE

          At or before the time of the first Advance under this Agreement, the Agent, for and on behalf of the Lenders, shall have received the following, each in full force and effect and in form and substance satisfactory to the Lenders, acting reasonably (unless delivery has been waived in accordance with Section 10.7.2):

          (a) all conditions precedent to the loans to be advanced to Omega by the U.S. Banks as referenced in Article [3] of the Omega Credit Agreement are satisfied and completed in full to the satisfaction of the Agent, and that duplicate original executed copies of all certificates and other documents to be provided by Omega to the U.S. Banks as provided in Article [3] of the Omega Credit Agreement are provided to the Agent;

          (b) evidence satisfactory to the Agent that all debts, liabilities and obligations owing under Kitchen Craft of Canada Ltd.'s existing credit arrangements with CIBC and any other debt not forming part of the Permitted Obligations will be paid in full concurrently with the initial Advance;

          (c) a letter of undertaking from Omega that duplicate original copies of all deliveries to be made to the U.S. Banks pursuant to section [5.1] of the Omega Credit Agreement shall be concurrently made and delivered to the Agent during the term of this Agreement, such letter to be in the form attached hereto as
               Schedule 5.1(c);

          (d) certified copies of the Constating Documents of the Borrower and all of its Subsidiaries (other than the Transitory Subsidiary), and certificates of good standing from the jurisdictions in which each of them carries on business;

          (e) certified copies of the corporate proceedings taken by the Borrower and all of its Subsidiaries (other than the Transitory Subsidiary) and Omega, authorizing them to execute, deliver and perform their respective obligations under the Credit Documents;

          (f) an incumbency certificate showing the names and titles and bearing copies of the signatures of the officers of the Borrower authorized to execute the Credit Documents and to request Advances, certified as of the Closing Date by the Secretary or Assistant Secretary of the Borrower;

          (g)  duly executed copies of this Agreement and the Security,

          (h) certificates of insurance with loss payable to the Agent on behalf of the Lenders, or other evidence that the covenants and conditions of the Credit Documents concerning insurance coverage are being complied with;

          (i) phase 1 environmental assessment reports (or other evidence satisfactory to the Lenders concerning environmental matters) in respect of material real property owned or occupied by the Borrower that are in the possession of the Borrower;

          (j) releases, discharges and postponements (in registerable form where appropriate) covering all Encumbrances affecting the collateral Encumbered by the Security which are not Permitted Encumbrances, and all statements and acknowledgments that are required in respect of other security interests affecting the Property of the Borrower and its Subsidiaries or other parties delivering Security to confirm that the collateral Encumbered by those Encumbrances does not include the collateral Encumbered by the Security or is a Permitted Encumbrance;

          (k) title opinions satisfactory to the Lenders covering all mortgages of freehold real property in Canada;

          (l) the opinion of Messrs. Thompson Dorfman Sweatman, counsel to the Borrower, addressed to the Lenders in form satisfactory to the Lenders' counsel, acting reasonably;

          (m) the opinion of Messrs. Ropes & Gray, counsel to Omega in the United States addressed to the Lenders in form satisfactory to the Lenders' counsel, acting reasonably;

          (n) An Intercreditor Agreement by and among the Agent, the Lenders, U.S. Bank and the other banks party to the U.S. Loan Documents (collectively, the "Creditors") in form and substance acceptable to the Agent and the Lenders, executed by a duly authorized officer of each of the Creditors and dated on or prior to the Closing Date;

          (o) An Order to Pay from the Borrower directing the Agent as to the disbursement of the Credits;

          (p) A solvency certificate and such other assurances as the Agent may require from each of the Borrower, its Subsidiaries and Omega so as to address the matter of financial assistance between such Persons;

          (q) True copies of the U.S. Loan Documents, all of which shall be in form and substance acceptable to the Agent and the

               Majority Global Lenders; and


          In addition to the foregoing, the following conditions shall be required to be satisfied on or before the Closing Date:

          (r) the conditions referenced in section 3.1(b) of the Omega Credit Agreement shall have been satisfied;

          (s) the Agent shall have received for itself and for the account of the Lenders all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the fees payable on the Closing Date pursuant to Section 2.8, and the reasonable fees and expenses of counsel to the Agent payable pursuant to Section 8.7;

          (t) the Borrowers shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrowers prior to or simultaneously with the Closing Date; and,

          (u) The Agent shall have received satisfactory evidence that all conditions to the making of the initial U.S. loan advances thereunder have been satisfied.

          Notwithstanding Section 5.1(h) the Lenders may, in their sole discretion, agree to advance all or part of Credit A and/or Credit B prior to completion of registration of the Security, upon terms and conditions satisfactory to the Lenders, and if such advance is made and the Lenders' conditions are not satisfied by the Borrower within 30 days of the date of the Advance, an Event of Default shall be deemed to have occurred entitling the Lenders to demand full payment of all Credits and to exercise all enforcement rights available to them pursuant to any of the Credit Documents.

5.2       CONDITIONS PRECEDENT TO ALL ADVANCES

          The obligation of the Lenders to make any Advance is subject to the conditions precedent that:

          (a) no Event of Default or Pending Event of Default has occurred and is continuing on the Drawdown Date, or would result from making the Advance;

          (b)  the Agent has received timely notice as required under Section
               6.4;

          (c) all other terms and conditions of this Agreement upon which the Borrower may obtain an Advance are fulfilled.

                                  ARTICLE VI
                                   ADVANCES

6.1       LENDERS' OBLIGATIONS RELATING TO L/CS

          Notwithstanding that L/Cs under Credit A are issued by CIBC, it is the intention of the parties that the ultimate credit risk and exposure of any Lender be in accordance with its overall Proportionate Share of Credit A. Each Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) indemnify CIBC for that Lender's Proportionate Share of any payment made by CIBC in respect of an L/C for which CIBC is not immediately reimbursed by the Borrower, and shall do all such things, including delivery of indemnity agreements and assignments to other Lenders of Advances made by CIBC, as shall be required to ensure that result. Any such action on the part of the Lenders shall be binding on the Borrower.

          CIBC shall not issue any L/C's unless the conditions precedent set out in 5.2 hereof at the applicable time, are met.

          Similarly, it is the intention of the parties that the ultimate credit risk and exposure of any Lender in respect of all Credits be in accordance with its Proportionate Share of the entire amount of all Credits. Accordingly, upon the Obligations becoming due and payable under Section 9.2, each Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) do all such things, including delivery of indemnity agreements and assignments to other Lenders of Advances made by CIBC as shall be required to ensure that result.
Any such action on the part of the Lenders shall be binding on the Borrower.

          If any Lender fails to take the actions required under this Section, the Agent may, without prejudice to the other rights of the Lenders, make such adjustments to the payments to the defaulting Lender under this Agreement as are necessary to compensate the other Lenders for the defaulting Lender's failure.

6.2       EVIDENCE OF INDEBTEDNESS

          The Obligations resulting from Prime Rate Advances and Base Rate Advances made by the Lenders shall be evidenced by records maintained by the Agent, and by each Lender concerning those Advances it has made. The Agent shall also maintain records of the Obligations resulting from Advances by way of

Bankers' Acceptances and L/Cs, and each Lender shall also maintain records relating to Bankers' Acceptances that it has accepted. The records maintained by the Agent shall constitute, in the absence of manifest error, prima-facie evidence of the Obligations and all details relating thereto. The failure of the Agent or any Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrower to pay the Obligations in accordance with this Agreement.

6.3       CONVERSIONS

          Subject to the other terms of this Agreement, the Borrower may from time to time convert all or any part of the outstanding amount of any Advance into another form of Advance permitted by this Agreement; provided, however that the Borrower may only convert a maturing Bankers' Acceptance into a Prime Rate Advance if:

     (a)  the sum of the BA Rate plus the Banker's Acceptance Fee;

is less than

     (b) the sum of the Prime Rate plus the Applicable Margin to Prime Rate Advances;

on that maturity date.

6.4       NOTICE OF ADVANCES AND PAYMENTS

          The Borrower shall give the Agent irrevocable written notice, in the form attached as Schedule 6.4 to this Agreement, of any request for any Advance to it under the Credits. The Borrower shall also give the Agent irrevocable written notice in the same form of any payment by it (whether resulting from repayment, prepayment, rollover or conversion) of any Advance under the Credits.

          Notice shall be given on the Business Day prior to the date of any Advance, except that notice shall be given in respect of an Advance by way of L/C at such earlier time not exceeding two Business Days as CIBC may reasonably require so that it has sufficient time to review the proposed form of L/C.

          Notices shall be given not later than 1:00 p.m. (Winnipeg time) on the date for notice. Payments (other than those being made solely from the proceeds of rollovers and conversions) must be made prior to 1:00 p.m. (Winnipeg time) on the date for payment. If a notice or payment is not given or made by those times, it shall be deemed to have been given or made on the next Business Day, unless all Lenders affected by the late notice or payment agree, in their sole discretion, to accept a notice or payment at a later time as being effective on the date it is given or made.

6.5       PREPAYMENTS AND REDUCTIONS

          Subject to giving notice required by section 6.4, and further subject to the restrictions upon repayment of Bankers' Acceptances contained in Section
3.6 (f) and restrictions upon conversion of Bankers' Acceptances contained in
Section 6.3, the Borrower may from time to time repay Advances outstanding under any Credit without penalty.

6.6       PRIME RATE AND BASE RATE ADVANCES

          Upon timely fulfillment of all applicable conditions as set forth in this Agreement, the Agent, in accordance with the procedures set forth in
Section 6.7, will make the requested amount of a Prime Rate Advance or Base Rate Advance available to the Borrower on the Drawdown Date requested by the Borrower by crediting the Designated Account with such amount. Each Prime Rate Advance or Base Rate Advance shall be in an aggregate minimum amount of Cdn. $250,000.00 for Prime Rate Advances or US $250,000.00 for Base Rate Advances and in whole multiples of Cdn. $50,000.00 or US $50,000.00, respectively. The Borrower shall pay interest to the Agent for the account of the Lenders at the Branch of Account on any such Advances outstanding to it from time to time hereunder at the applicable rate of interest specified in Sections 2.6 and 3.5.

          Interest on Prime Rate Advances and Base Rate Advances shall be payable monthly on each Interest Payment Date. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the date of Advance or the previous date on which interest was payable, as the case may be, to but excluding the date on which interest is payable, both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand.

          Interest calculated with reference to the Prime Rate and Base Rate shall be calculated daily on the basis of a calendar year. Each rate of interest which is calculated with reference to a period (the "deemed interest period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

6.7       CO-ORDINATION OF PRIME RATE AND BASE RATE ADVANCES

          Each Lender shall advance its Proportionate Share of each Prime

Rate and Base Rate Advance in accordance with the following provisions:

          (a) the Agent shall advise each Lender of its receipt of a notice from the Borrower pursuant to Section 6.4 on the day such notice is received and shall, as soon as possible, advise each Lender of such Lender's Proportionate Share of any Advance requested by the notice;

          (b) each Lender shall deliver its Proportionate Share of the Advance to the Agent not later than 11:00 a.m. (Winnipeg time) on the Drawdown Date;

          (c) if the Agent determines that all the conditions precedent to an Advance specified in this Agreement have been met, it shall advance to the Borrower the amount delivered by each Lender by crediting the Designated Account prior to 3:00 p.m. (Winnipeg time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 3:00 p.m. (Winnipeg time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made; and

          (d) if the Agent determines that a Lender's Proportionate Share of an Advance would not be a whole multiple of Cdn. $25,000.00, in the case of an Advance in Canadian currency, or US $25,000.00 in the case of an Advance in U.S. currency, the amount to be advanced by that Lender may be increased or reduced by the Agent in its sole discretion to the extent necessary to reflect the requirements of this sub-paragraph.

6.8       FORM OF BANKERS' ACCEPTANCES

          To facilitate the acceptance of Bankers' Acceptances hereunder, the Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf, as and when considered necessary by the Lender, an appropriate number of orders in the form prescribed by that Lender.

          Each Lender may, at its option, execute any order in handwriting or by the facsimile or mechanical signature of any of its authorized officers, and the Lenders are hereby authorized to accept or pay, as the case may be, any order of the Borrower which purports to bear such a signature notwithstanding that any such individual has ceased to be an authorized officer of the Lender. Any such order or Bankers' Acceptance shall be as valid as if he or she were an authorized officer at the date of issue of the order or Bankers' Acceptance.

          Any order or Bankers' Acceptance signed by a Lender as attorney for the Borrower, whether signed in handwriting or by the facsimile or mechanical signature of an authorized officer of a Lender may be dealt with by the Agent or any Lender to all intents and purposes and shall bind the Borrower as if duly signed and issued by the Borrower.

          The receipt by the Agent of a request for an Advance by way of Bankers' Acceptances shall be each Lender's sufficient authority to execute, and each Lender shall, subject to the terms and conditions of this Agreement, execute orders in accordance with such request and the advice of the Agent given pursuant to Section 6.7, and the orders so executed shall thereupon be deemed to have been presented for acceptance.

6.9       SALE OF BANKERS' ACCEPTANCES

          It shall be the responsibility of each Lender to arrange, in accordance with normal market practice, for the sale on each Drawdown Date of the Bankers' Acceptances issued by the Borrower and to be accepted by that Lender, failing which such Lender shall purchase such Bankers' Acceptances.

          In accordance with the procedures set forth in Section 6.11, the Agent will make the net proceeds of the requested Advance by way of Bankers' Acceptances received by it from the Lenders available to the Borrower on the Drawdown Date no later than 3:00 p.m. (Winnipeg time) by crediting the Designated Account with such amount.

          Notwithstanding the foregoing, if in the determination of the Agent acting reasonably, by reason of circumstances affecting the Canadian money market, a market for Bankers' Acceptances does not exist at any time, then upon at least four days written notice by the Agent to the Borrower, the Borrower's right to request Advances by way of Bankers' Acceptances shall be and remain suspended until the Agent notifies the Borrower that such circumstances causing such determination no longer exists.

6.10      SIZE AND MATURITY OF BANKERS' ACCEPTANCES AND ROLLOVERS

          Each Advance of Bankers' Acceptances shall be in a minimum amount of Cdn. $1,000,000.00 and each Bankers' Acceptance shall be in the amount of Cdn. $100,000.00 Canadian or whole multiples thereof. Each Bankers' Acceptance shall have a term which is not less than 30 days nor more than 180 days after the date of acceptance of the order by a Lender, but no Bankers' Acceptance may mature on a date which is not a Business Day or on a date which is later than the date on which the principal amount of any Credit is required to be reduced (in whole or in part) if that would adversely affect the Borrower's ability to cause the reduction of the Credit in question. The face amount at maturity of a Bankers' Acceptance may be renewed as a Bankers' Acceptance or converted into another form of Advance permitted by this Agreement.

6.11      CO-ORDINATION OF BA ADVANCES

          Each Lender shall advance its Proportionate Share of each Advance by way of Bankers' Acceptances in accordance with the provisions set forth below.

6.11.1 The Agent, promptly following receipt of a notice from the Borrower pursuant to Section 6.4 requesting an Advance by way of Bankers' Acceptances, shall advise each Lender of the aggregate face amount and term(s) of the Bankers' Acceptances to be accepted by it, which term(s) shall be identical for all Lenders. The aggregate face amount of Bankers' Acceptances to be accepted by a Lender shall be determined by the Agent by reference to the respective Commitments of the Lenders, except that, if the face amount of a Bankers' Acceptance would not be Cdn. $100,000.00 or a whole multiple thereof, the face amount shall be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of Cdn. $100,000.00.

6.11.2 Each Lender shall transfer to the Agent at the Branch of Account for value on each Drawdown Date immediately available Cdn. Dollars in an aggregate amount equal to the BA Proceeds of all Bankers' Acceptances accepted and sold or purchased by the Lender on such Drawdown Date net of the applicable Bankers' Acceptance Fee and net of the amount required to pay any of its previously accepted Bankers' Acceptances that are maturing on the Drawdown Date or any of its other Advances that are being converted to Bankers' Acceptances on the Drawdown Date. Provided that no costs in excess of costs associated with payment at the Branch of Account would be incurred by the Borrower or any of the Lenders, the Agent may designate such other offices in Canada as it may see fit for the purposes referred to in the preceding sentence.

6.11.3 If the Agent determines that all the conditions precedent to an Advance specified in this Agreement have been met, it shall advance to the Borrower the amount delivered by each Lender by crediting the Designated Account prior to 3:00 p.m. (Winnipeg time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 3:00 p.m. (Winnipeg time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

6.11.4 Notwithstanding any other provision hereof, for the purpose of determining the amount to be transferred by a Lender to the Agent for the account of the Borrower in respect of the sale of any Bankers' Acceptance issued by the Borrower and accepted by such Lender, the proceeds of sale thereof shall be deemed to be an amount equal to the BA Proceeds calculated with respect thereto. Accordingly, in respect of any particular Bankers' Acceptance accepted by it, a Lender in addition to its entitlement to retain the applicable Bankers' Acceptance Fee for its own account (i) shall be entitled to retain for its own account the amount, if any, by which the actual proceeds of sale thereof exceed the BA Proceeds calculated with respect thereto, and (ii) shall be required to pay out of its own funds the amount, if any, by which the actual proceeds of sale thereof are less than the BA Proceeds calculated with respect thereto.

6.12      PAYMENT OF BANKERS' ACCEPTANCES

          The Borrower shall provide for the payment to the Agent at the Branch of Account for the account of the applicable Lenders of the full face amount of each Bankers' Acceptance on the earlier of (i) the date of maturity of a Bankers' Acceptance and (ii) the date on which any Obligations become due and payable pursuant to Section 9.2. The Lenders shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances under Credit A, compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section. Interest shall be calculated from and including the date of maturity of each Bankers' Acceptance up to but excluding the date such payment, and all interest thereon, both before and after demand, default and judgment, is provided for by the Borrower.

          If the Borrower provides cash in response to any Obligations becoming due and payable under Section 9.2, the Borrower shall be entitled to receive interest on the cash provided in accordance with Section 12.15 as long as the cash is held as Collateral.

6.13      DEEMED ADVANCE - BANKERS' ACCEPTANCES

          Except for amounts which are paid from the proceeds of a rollover of a Bankers' Acceptance or for which payment has otherwise been funded by the Borrower, any amount which a Lender pays to any third party on or after the date of maturity of a Bankers' Acceptance in satisfaction thereof or which is owing to the Lender in respect of such a Bankers' Acceptance, shall be deemed to be a Prime Rate Advance to the Borrower under this Agreement. Each Lender shall forthwith give notice of the making of such a Prime Rate Advance to the Borrower and the Agent (which shall promptly give similar notice to the other Lenders).

6.14      WAIVER

          The Borrower shall not claim from a Lender any days of grace for the payment at maturity of any Bankers' Acceptances presented and accepted by the Lender pursuant to this Agreement. The Borrower waives any defence to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by a Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Bankers' Acceptance that is at any time held by a Lender in its own right.

6.15      DEGREE OF CARE

          Any executed orders to be used as Bankers' Acceptances which are delivered to a Lender shall be held in safekeeping with the same degree of care as if they were the Lender's own property, and shall be kept at the place at which such orders are ordinarily held by such Lender.

6.16      INDEMNITY

          The Borrower shall indemnify and hold the Lenders, and each of them, harmless from any loss, cost, damage or expense with respect to any Bankers' Acceptance dealt with by the Lenders, or any of them, but shall not be obliged to indemnify a Lender for any loss, cost, damage or expense caused by the negligence or wilful misconduct of that Lender

6.17      OBLIGATIONS ABSOLUTE

          The obligations of the Borrower with respect to Bankers' Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

     (i) any lack of validity or enforceability of any order accepted by a Lender as Bankers' Acceptance; or

     (ii) the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Bankers' Acceptance, a Lender or any other Person or entity, whether in connection with this Agreement or otherwise.

6.18      SHORTFALL ON DRAWDOWNS, ROLLOVERS AND CONVERSIONS

          The Borrower agrees that:

          (a) the amount, if any, by which the amount of the maturing Bankers' Acceptance exceeds the actual proceeds of the

               Bankers' Acceptance being issued;

          (b) the amount, if any, by which the amount required to repay any Advance which is being converted to a Banker's Acceptance exceeds the actual proceeds of the Bankers' Acceptance being issued.

shall be funded and paid by the Borrower from its own resources, by 3:00p.m. on the day of the Advance or may be advanced as a Prime Rate Advance under a Credit if the Borrower is otherwise entitled to an Advance under the Credit.

6.19      PROHIBITED USE OF BANKERS' ACCEPTANCES AND L/CS

          The Borrower shall not enter into any agreement or arrangement of any kind with any Person to whom Bankers' Acceptances have been delivered whereby the Borrower undertakes to replace such Banker's Acceptances on a continuing basis with other Bankers' Acceptances, nor shall the Borrower directly or indirectly take, use or provide Bankers' Acceptances or L/Cs as security for loans or advances from any other Person.

6.20      ISSUANCE AND MATURITY OF L/CS

          A request for an Advance by way of L/C shall be made by the Borrower in accordance with Section 6.4. The Agent shall promptly notify the Lenders of the receipt of the request, but L/Cs shall only be issued by CIBC as fronting bank for all Lenders. A request shall include the details of the L/C to be issued. CIBC shall promptly notify the Borrower of any comment concerning the form of the L/C requested by the Borrower and shall, if the Borrower is otherwise entitled to an Advance, issue the L/C to the Borrower at the branch where its account is maintained on the Drawdown Date or as soon thereafter as CIBC is satisfied with the form of L/C to be issued.

          Each L/C issued under this Agreement shall have a term which is not more than one year after its issuance date or renewal date. An L/C may be renewed by the Borrower subject to complying with the terms of this Agreement applicable to an Advance by way of L/C. No L/C shall be issued which would mature past the term of this Agreement as set out in 2.4 hereof.

6.21      PAYMENT OF L/C FEES

          Payment of L/C fees shall be made to the Agent for the account of the Lenders (other than the fronting fee payable to CIBC under Credit A which shall be solely for CIBC's account) at the Branch of Account and shall be made at the time of issuance or renewal of al L/C. L/C fees shall be calculated at the rate specified in Section 2.6 on the face amount of each L/C for the duration of its term on the basis of the actual number of days to elapse from and including the date of issuance or renewal by CIBC to but not including the expiry date of the L/C. L/C fees shall be calculated on the basis of a 365 or 366 day year, as the case may be. The Borrower shall be entitled to a pro rata refund of fees paid in connection with any L/C that is terminated as a result of payment or otherwise before its expiry.

6.22      PAYMENT OF L/CS

          The Borrower shall provide for the payment to CIBC at the branch where the L/C was issued (for the account of the Lenders) of the full face amount of each L/C (or the amount actually paid in the case of a partial payment) on the earlier of (i) the date on which CIBC makes a payment to the beneficiary of an L/C, and (ii) the date on which any Obligations become due and payable pursuant to Section 9.2. The Lenders shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances (in the case of Canadian Dollar L/C's) or Base Rate Advances (in the case of US Dollar L/C's).

          The obligation of the Borrower to reimburse the Lenders for a payment to a beneficiary of an L/C shall be absolute and unconditional, except for matters arising from a Lender's wilful misconduct or negligence, and shall not be reduced by any demand or other request for payment of an L/C (a "Demand") paid or acted upon in good faith and in conformity with laws, regulations or customs applicable thereto being invalid, insufficient, fraudulent or forged, nor shall the Borrower's obligation be subject to any defence or be affected by any right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against the beneficiary, the Lender or any other Person for any reason whatsoever, including the fact that CIBC paid a Demand or Demands (if applicable) aggregating up to the amount of the L/C notwithstanding any contrary instructions from the Borrower to CIBC or the occurrence of any event including, but not limited to, the commencement of legal proceedings to prohibit payment by CIBC of a Demand. Any action, inaction or omission taken or suffered by CIBC under or in connection with an L/C or any Demand, if in good faith and in conformity with laws, regulations or customs applicable thereto shall be binding on the Borrower and shall not place any Lender under any resulting liability to the Borrower. Without limiting the generality of the foregoing, CIBC may receive, accept, or pay as complying with the terms of the L/C, any Demand otherwise in order which may be signed by, or issued to, any administrator, executor, trustee in bankruptcy, receiver or other Person or entity acting as the representative or in place of, the beneficiary.

          If the Borrower provides cash in response to any Obligations becoming due and payable under Section 9.2, it shall be entitled to receive interest on the cash provided in accordance with Section 12.15 as long as the cash is held as Collateral.

6.23      DEEMED ADVANCE - L/CS

          Except for amounts which have been funded by the Borrower, any amount which CIBC pays to any third party in respect of an L/C in satisfaction or partial satisfaction hereof shall also be deemed to be a Prime Rate Advance in the case of Canadian Dollar L/Cs or a Base Rate Advance in the case of US Dollar L/Cs, in each case under Credit A. CIBC shall forthwith give notice of the making of such an Advance to the Borrower and the Agent (which shall promptly give similar notice to the other Lenders). Interest shall be payable on such Advances in accordance with the terms applicable to such Advances.

6.24      PROHIBITED RATES OF INTEREST

          Notwithstanding any other provisions of this Agreement or any other Credit Document, the Borrower shall not be obliged to make any payment of interest or other amounts payable to the Lenders or the Agent under this Agreement or under any other Credit Document in an amount or at a rate that would be prohibited by law or would result in the receipt by the Lenders or the Agent of interest at a criminal rate, as the terms "interest" and "criminal rate" are defined under the Criminal Code (Canada), or that would contravene any local usury laws which may be applicable to any obligations of the Borrower to the Lenders or the Agent under or in connection with this Agreement. In any such case, any payment, collection or demand for interest in excess of the maximum permitted rate shall be deemed to have been made by mutual mistake of the Borrower, Agent and Lenders, any excess payment shall be refunded to the Borrower and the amount or rate otherwise payable under the terms of any Credit Document shall be reduced to the maximum amount or rate payable in accordance with applicable law. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles and in the event of any dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purpose of such determination.

                                  ARTICLE VII
                        REPRESENTATIONS AND WARRANTIES

7.1       REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to enter into this Agreement and to advance the Credits hereunder and to induce CIBC to issue L/C's, the Borrower represents and warrants to the Lenders that:

          (a) it is a duly incorporated and validly existing corporation, and has the power and authority, and all material Permits required as of the date hereof, to enter into and perform its obligations under any Credit Documents to which it is or will be a party, to own its Property and to carry on the business in which it is engaged;

          (b) the entering into and the performance by it of the Credit Documents to which it is or will be a party (i) have been duly authorized by all necessary corporate action on its part, and
               (ii) do not and will not violate its Constating Documents, any Requirement of Law, or any Contract to which it is a party;

          (c) its Constating Documents do not restrict the power of its directors to borrow money or to encumber any or all of its present and future Property to secure the Obligations, except for restrictions under any Constating Document which have been complied with in connection with the Credit Documents and the Permitted Obligations;

          (d) the Credit Documents to which it is or will be a party have been or will be duly executed and delivered by it and constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject to the availability of equitable remedies and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally;

          (e) as of the date of execution of this Agreement, there are no litigation, arbitration or administrative proceedings outstanding and, to its knowledge after having made reasonable inquiry, there are no proceedings pending or threatened, against it which, in either case, could materially and adversely affect its ability to perform its obligations under the Credit Documents, except as disclosed on Schedule 7.1(e);

          (f) no Event of Default or Pending Event of Default has occurred and is continuing;

          (g) it is not in violation of any term of its Constating Documents, and to its knowledge after having made reasonable inquiry, is not in violation of any Requirement of Law or Contract, the violation of which would materially and adversely affect its ability to own its Property and conduct its business, nor will its execution, delivery and performance of any Credit Documents to which it is a party result in any such violation;

          (h) from and after the date on which the relevant Security is delivered, the Agent on behalf of the Lenders will have legal, valid and enforceable security upon all of its present and future Property (as to which it has a good and marketable title as owner or lessee) subject only to Permitted Encumbrances, the availability of equitable remedies, and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally;

          (i)  it is not in default under any of the Permitted Encumbrances;

          (j) its Property (other than accounts receivable) and its places of business are located only in the respective places specified on
               Schedule 7.1(j), and its accounts receivable are billed from and payment thereof is customarily received only in the respective places specified on Schedule 7.1(j);

          (k) to its knowledge having made all due inquiry of those employees or officers or agents who are responsible therefore or who would ordinarily have knowledge or conduct of such matters, (i) there are no Hazardous Materials located on, above or below the surface of any land which it occupies or controls (except those being stored, used or otherwise handled in substantial compliance with applicable laws) or contained in the soil or water constituting such land except those being in substantial compliance with applicable law, guideline or policy of applicable regulatory authority and (ii) no reportable release, spill, leak, emission, discharge, leaching, dumping or disposal of Hazardous Materials has occurred on or from such land which, as to either (i) or
               (ii), would materially and adversely affect its financial condition, its Property or operations or its ability to perform its obligations under the Credit Documents to which it is or will be a party;

          (l) except as noted in Schedule 7.1(l), to its knowledge, having made all due inquiry of those employees or officers or agents who are responsible therefore or who would ordinarily have knowledge or conduct of such matters, (i) its business and assets are being operated in substantial compliance with applicable laws intended to protect the environment (including, without limitation, laws respecting the disposal or emission of

               Hazardous Materials), (ii) there are no breaches thereof and no enforcement actions in respect thereof are threatened or pending which materially and adversely affect its ability to perform its obligations under the Credit Documents to which it is or will be a party;

          (m) there is no fact that it has not disclosed to the Agent and the Lenders in writing that materially adversely affects its ability to perform its obligations under the Credit Documents to which it is or will be a party. Neither this Agreement nor any other Credit Document, report, instrument or certificate delivered by the Borrower or Omega hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading;

          (n) it has (i) duly filed on a timely basis all material tax returns, elections and reports required to be filed by it and has paid, collected and remitted all material Taxes due and payable, collectible or remittable by it, and (ii) made adequate provision for material Taxes payable by it for the current period and any previous period for which tax returns are not yet required to be filed and, except as disclosed in writing to the Agent from time to time, there are no actions, proceedings or claims pending or, to its knowledge, threatened, against it in respect of material Taxes (it being agreed that, for purposes of this paragraph, the amount of a Tax is material if it equals or exceeds Cdn. $500,000.00 or the equivalent thereof in another currency);

          (o) it has (i) withheld from each payment made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is resident, the amount of all material Taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation, and (ii) collected and remitted to the appropriate tax authority when required by law to do so all material amounts collectible and remittable in respect of goods and services tax and similar provincial or state Taxes, and has paid all such material amounts payable by it on account of sales Taxes including goods and services and value-added taxes (it being agreed that, for purposes of this paragraph, the amount of a Tax is material if it equals or exceeds Cdn. $500,000.00 or the equivalent thereof in another currency);

          (p) during the twelve-consecutive-month period before the date of the execution and delivery of this Agreement and before the date of any Advance hereunder, (i) no contribution failure has occurred with respect to any Pension Plan under any applicable pension benefits laws of any jurisdiction, (ii) no condition exists and no event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any Subsidiary, or to their knowledge, Omega, of any liability, fine or penalty in excess of $100,000.00, and (iii) except as disclosed in the financial statements required to be provided pursuant to this Agreement or as otherwise disclosed in writing from time to time to the Agent, the Borrower has no contingent liability with respect to any post-retirement benefit of any nature or type;

          (q) (i) each Pension Plan of the Borrower or any Subsidiary, or to their knowledge, Omega, is in compliance in all material respects with all applicable pension benefits and tax laws, (ii) all contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Pension Plan have been made in accordance with all applicable laws and the terms of each Pension Plan, (iii) all liabilities under each Pension Plan are fully funded, on a going concern and solvency basis, in accordance with the terms of the respective Pension Plans, the requirements of applicable pension benefits laws and of applicable regulatory authorities and the most recent actuarial report filed with respect to the Pension Plan, and (iv) no event has occurred and no conditions exist with respect to any Pension Plan that has resulted or could reasonably be expected to result in any Pension Plan having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws, except for any exceptions to clauses (ii) through (iv) above that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Borrower;

          (r) the Borrower owns, has the right to use, or otherwise has the rights to, its Intellectual Property, and, as of the Closing Date, all patented or registered Intellectual Property and patent applications and applications for registration of any Intellectual Property are identified on Schedule 7.1(r). As of the Closing Date, all patented or registered Intellectual Property is duly and properly registered, filed or issued in the appropriate office and jurisdictions and for such registrations, filing or issuances. Except as disclosed in Schedule 7.1(r), to the best of the Borrower's knowledge, no material claim has been asserted by any Person challenging or questioning the use, validity or effectiveness of any Intellectual Property. Except as disclosed in Schedule 7.1(r), to the best of the Borrower's knowledge, the use of such Intellectual Property by Holdings and the Borrower does not infringe the rights of any Person except to the extent such infringement (including, but not limited to, any damages that may be payable to the opposing party of the Borrower in an infringement action) is not reasonably expected to have a material adverse effect upon the financial condition, business, operations or prospects of the Borrower;

          (s) Schedule 7.1(s) sets forth as of the date of this Agreement a list of all Subsidiaries of the Borrower and the number and percentage of the shares of each class of shares in the capital stock of each such Subsidiary owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary;

          (t) as of the Closing Date, the Borrower has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature and the Borrower owns property the fair saleable value of which is greater than the amount required to pay the Borrower's Indebtedness. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Borrower;

          (u) except as disclosed on Schedule 7.1(u), as of the Closing Date, the Borrower has not assumed corporate names or business names and the Borrower is not doing business under any corporate or business name other than 3578275 Canada Inc.;

          (v) Schedule 7.1(v) sets forth a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for the Borrower and its Subsidiaries, all of which shall provide that the Agent be named as first loss payee and, where applicable, as an additional named insured. As of the Closing Date, the Borrower and its Subsidiaries are adequately insured under such policies, no notice of cancellation has been received with respect to such policies and the Borrower and its Subsidiaries are in compliance with all conditions contained in such policies;

          (w) The Borrower owns no property outside of Canada, save and except for accounts receivable and the property described in Schedule 7.1.(j) and except as noted on Schedule 7.1(w); and,

          (x) all representations and warranties made by Omega and other "Borrowers" (as that term is defined in the Omega Credit Agreement) to the U.S. Banks are true and correct at all material times;

          (y) Borrower and its Subsidiaries have reviewed and assessed their respective business operations and Systems and applications to address the "Year 2000 Problem" (that is whether or not the computer applications, equipment and systems used by Borrower and Subsidiaries and directly or indirectly through third parties may be unable to properly perform date sensitive functions before, during and after January 1, 2000). Based on that review and assessment, the Borrower and its Subsidiaries reasonably believe that the Year 2000 problem will not result in a material adverse effect on the Borrower and Omega taken as a whole.

7.2       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          Unless expressly stated to be made as of a specific date, the representations and warranties in this Agreement shall survive the execution of this Agreement and all other Credit Documents, and shall be deemed to be repeated as of the date of each Advance (including any deemed Advance) and as of the date of delivery of each Compliance Certificate, subject to modifications made by the

Borrower to the Lenders in writing and accepted by the Lenders. The Lenders shall be deemed to have relied upon such representations and warranties at each such time as a condition of making an Advance hereunder or continuing to extend the Credits hereunder.

                                 ARTICLE VIII
                           COVENANTS AND CONDITIONS


8.1       INTERCOMPANY OBLIGATIONS

8.1.1 The Borrower acknowledges that, under the terms of the Security given, all Intercompany Obligations owing to it are or may be assigned as security for the benefit of the Lenders to the Agent. The assignment as security shall not prevent the Borrower from receiving payment of Intercompany Obligations unless an Event of Default or Pending Event of Default has occurred and is continuing.

8.1.2 Intercompany Obligations owed to the Borrower assigned to the Agent under the Security shall be paid free of any set-off, counterclaim or defence.

8.2       AFFIRMATIVE COVENANTS

          Until any obligation of the Lender hereunder to make Credit A and Credit B available and of the Agent to issue L/C's shall have expired or been terminated and all of the other Obligations (except for contingent indemnity and other contingent Obligations not yet due and payable) have been paid in full and all outstanding L/C's shall have expired or the liability of the Agent thereon shall have otherwise been discharged, unless the Majority Global Lenders shall otherwise consent in writing, the Borrower shall:

          (a) duly and punctually pay the Obligations at the times and places and in the manner required by the terms thereof;

          (b) operate its businesses in accordance with sound business practice and in compliance in all material respects with all applicable Requirements of Law;

          (c) permit any Person designated by the Agent at the request of any Lender, to visit and inspect any of the properties, corporate books and financial records of the Borrower and its Subsidiaries, to examine and to make copies of the books of accounts and other financial records of the Borrower, and each Subsidiary of Borrower, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary of Borrower with, and to be advised as to the same by, the officers of the Borrower and each Subsidiary of Borrower at such reasonable times and intervals as the Agent or Lenders may designate. The first visit, inspection or examination by the Agent during each calendar year shall be at the Borrower's expense. Except as provided in the previous sentence, so long as no Event of Default exists, the expenses of the Agent or the Lenders for such visits, inspections and examinations shall be at the expense of the Agent and the Lenders, but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrower;

          (d) Borrower shall maintain, and shall cause each Subsidiary of Borrower to maintain, with financially sound and reputable insurance companies such insurance as may be required by law, by any Mortgage executed by such Borrower, and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated and to cause policies of insurance referred to above to contain a standard mortgage clause and other customary endorsements for the benefit of lenders, all in a form acceptable to the Lenders acting reasonably;

          (e) whenever reasonably requested in writing by the Agent cause certified copies of the policies of insurance carried pursuant to this Section to be delivered to the Agent;

          (f) obtain, as and when required, all permits and licenses to permit it to acquire, own, operate and maintain its business and Property and perform its obligations under the Credit Documents to which it is or will be a party, the failure of which to comply could reasonably be expected to have a material adverse effect, and preserve and maintain those permits and licenses and all such permits and licenses now held by it in good standing, except where the failure to preserve and maintain such permits and licenses could not reasonably be expected to have a material, adverse effect.;

          (g) pay all Taxes as they become due and payable unless they are being contested in good faith by appropriate proceedings;

          (h) immediately notify the Lenders of any Event of Default or Pending Event of Default, or of any material default by Borrower or any Subsidiary of Borrower under any contract, permit, license, or contract or of any event which, with or without the giving of notice, lapse of time or any other condition subsequent, would be expected to have a material adverse effect on the financial condition, business operations or prospects of the Borrower and Omega, taken as a whole;

          (i) promptly notify the Agent on becoming aware of the occurrence of any litigation, dispute, arbitration, proceeding or other circumstance affecting it, the result of which if determined adversely would have a material and adverse effect on its ability to perform its obligations under this Agreement, or the Credit Documents to which it is or will be a party and from time to time provide the Lenders with all reasonable information requested by any of the Lenders concerning the status thereof;

          (j) promptly notify the Agent upon (i) learning of the existence of Hazardous Materials located on, above or below the surface of any land which it occupies or controls (except those being stored, used or otherwise handled in substantial compliance with applicable Requirements of Law), or contained in the soil or water constituting such land ( except those being in substantial compliance with the Requirements of Law) and (ii) the occurrence of any reportable release, spill, leak, emission, discharge, leaching, dumping or disposal of Hazardous Materials that has occurred on or from such land which, as to either (i) or (ii), would materially and adversely affect its ability to perform its obligations under the Credit Documents to which it is or will be a party;

          (k) withhold from each payment made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is resident, the amount of all Taxes and other deductions required to be withheld therefrom and pay the same to the proper tax or other receiving officers within the time required under any applicable Requirement of Law;

          (l) collect from all Persons the amount of all Taxes required to be collected from them and remit the same to the proper tax or other receiving officers within the time required under any applicable Requirement of Law;

          (m) provide such evidence of on-going compliance with Requirements of Law relating to Hazardous Materials as the Agent or any Lender may reasonably require from time to time including, without limitation, if so requested by the Agent or any Lender, acting reasonably upon reasonable cause, having conducted one or more environmental site assessment and/or compliance audits (each consisting of a non-intrusive phase I environmental assessment and recommendations with respect to the findings described therein and such other audits or investigations recommended in each such phase I environmental assessment, including, without limitation, an intrusive phase II environmental assessment) and reports thereon by an independent consultant engaged by the Borrower and acceptable to the Agent or any Lender, acting reasonably;

          (n) provide notice to the Agent and copies of all relevant documentation promptly upon becoming aware of (i) the institution of any steps by the Borrower or any applicable regulatory authority to terminate any Pension Plan (wholly or in part) which could result in the Borrower being required to make an additional contribution to the Pension Plan in excess of $500,000.00, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien or charge under any applicable pension benefits laws of any jurisdiction,
               (iii) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Borrower furnish a bond or other security to such Pension Plan or any applicable regulatory authority in excess of $500,000.00, or (iv) the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower of any material liability, fine or penalty, or any increase in the contingent liability of the Borrower in excess of $500,000.00 with respect to any post-retirement benefit;

          (o) promptly upon request by the Agent or any Lender, the Borrower shall promptly correct, and cause its Subsidiaries to correct, any defect or error that may be discovered in any Credit Document to which it or they are a party or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Agent or any Lender, the Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments, as the Agent or any Lender may reasonably require from time to time in order: (a) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Credit Documents to which it is a party including, without limitation, the delivery of a landlord waiver from any landlord required by the Agent or any Lender; and (b) to assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Lender the rights granted now or hereafter intended to be granted to the Lender under any Credit Document or under any other instrument executed in connection with any Credit Document or that the any Borrower may be or become bound to convey, mortgage or assign to the Agent for the benefit of the Lenders in order to carry out the intention or facilitate the performance of the provisions of any Credit Document. The Borrower shall furnish to the Lender evidence satisfactory to the Agent or Lender of every such recording, filing or registration.

8.3       REPORTING REQUIREMENTS

          In this Section "Borrowers", "Kitchen Craft", "Loan Documents", "Fiscal Year End", "High Yield Subordinated Permanent Loan Documents", , "Holdings", "Default" and "Event of Default" have the meanings as defined in the Omega Credit Agreement, but all other capitalized terms shall otherwise have the meanings ascribed to them in this Agreement.

          During the term of this Agreement and for so long as any Obligations remain unpaid, the Borrower shall furnish to the Lenders

          (a)  each of the financial statements and other documents required by
               Section 5.1 of the Omega Credit Agreement to be furnished to the U.S. Banks contemperaneously with the furnishings of such statements and other documents to the U.S. Banks.

          (b) Promptly upon the transmission or receipt thereof by Borrowers or Holdings, copies of all notices, certificates and reports sent by or to any of the Borrowers, Holdings or Kitchen Craft under any of the High Yield Subordinated Permanent Loan Documents, or under any other agreement relating to Indebtedness for money borrowed or any Capitalized Lease if the aggregate unpaid principal amount with respect to such Indebtedness or Capitalized Lease is equal to or greater than $750,000.

8.4       NEGATIVE COVENANTS

8.4.1 Until any obligation of the Lender hereunder to make Credit A and Credit B available and of the Agent to issue L/C's shall have expired or been terminated and all of the other Obligations (except for contingent indemnity and other contingent Obligations not yet due and payable) have been paid in full and all outstanding L/C's shall have expired or the liability of the Agent thereon shall have otherwise been discharged, unless the Majority Global Lenders shall otherwise consent in writing:

          (a) except for the Amalgamation, the Borrower will not amalgamate, merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution);

          (b) the Borrower will not create, incur or assume or suffer to exist or cause or permit any Encumbrance upon or in respect of any of its Property, except for Permitted Encumbrances; or

          (c) the Borrower will not do or permit anything to adversely affect the ranking or validity of the Security except by incurring a Permitted Encumbrance.

8.4.2 During the term of this Agreement, the Borrower shall not, without the prior written consent of the Majority Global Lenders, which shall not be unreasonably withheld:

          (a) create, incur, assume or permit any debts or liabilities of any kind to remain outstanding, other than Permitted Obligations;

          (b) prepay, redeem, defease, repurchase or make other payments in respect of any of its Indebtedness for borrowed money, other than:

               (i)   the Obligations;

               (ii) the purchase money and other obligations contemplated in item (k) of the definition of "Permitted Encumbrances;"

               (iii) Intercompany Loan Obligations, provided that the proceeds of principal payments of the Kitchen Craft Note (as defined in the Omega Credit Agreement) are used to prepay obligations of the Borrowers under the Omega Credit Agreement;

          (c) effect any material change in its business, being the manufacturing, distribution and sale of kitchen, bath and home cabinetry and related products, and other activities incidental thereto;

          (d) make loans to any other Person, guarantee, endorse or otherwise become liable for any debts, liabilities or obligations of any other Person, or give other financial assistance of any kind to any other Person, except for:

               (i)   the guarantees given as part of the Security;

               (ii)  loans and advances resulting in Intercompany Loan
                     Obligations;

          (e) change its name without providing the Lenders with prior written notice thereof and promptly taking other steps, if any, as the Lenders reasonably request to permit the Agent to perfect the Security with respect to the change in name;

          (f) permit its chief executive office to be located out of the respective jurisdictions specified on Schedule 8.4.2(g) without providing the Agent with prior written notice thereof and promptly taking other steps, if any, as the Lenders reasonably request to permit the Agent to perfect the Security with respect to the change in location;

8.5       USE OF INSURANCE PROCEEDS

8.5.l     Unless otherwise specified in this Section, all proceeds of insurance required to be maintained by the Borrower under the terms of this Agreement shall be paid to the Agent to be applied by it on account of the Obligations.

8.5.2 Proceeds of liability insurance shall be paid to the Person to whom the

Borrower is liable. Proceeds of insurance covering loss of or damage to property in an amount of less than $100,000.00 per claim may be paid by the insurer directly to the Borrower unless, if an Event of Default or Pending Event of Default has occurred and is continuing, the Agent requires that payment be made to the Agent to be applied by it on account of the Obligations.

8.5.3 Proceeds of insurance covering loss of or damage to property in an amount of $100,000.00 per claim or more shall be paid to the Agent provided that so long as no Event of Default exists, the Borrower shall be entitled to all insurance proceeds with respect to its property, provided further that any proceeds received in excess of the said $100,000.00 threshold in respect of equipment, inventory, buildings, structures and fixtures, shall be applied to the cost of replacement of such equipment, inventory, buildings, structures and fixtures and the Lenders are satisfied, acting reasonably, that such proceeds of insurance, together with other resources available to the Borrower are sufficient to fully repair or replace the equipment, inventory, buildings, structures and fixtures in respect of which the insurance proceeds are payable within the remaining term of the then outstanding credits or within 365 days, whichever is less.

8.5.4 The proceeds of business interruption insurance shall be paid to the Agent to be applied by it on account of the Obligations and any other obligations secured by the Security (payment of which is permitted in accordance with this Agreement) as the same fall due from time to time (including as a result of any demand for payment of the Obligations) and, to the extent of any surplus, shall be used to repay Credit A without prejudice to the Borrower's rights to further Advances under Credit A.

8.5.5 All insurance proceeds held by the Agent shall, unless and until the same are applied to payment of the Obligations or released to the Borrower, be held as part of the Security. The Agent shall place all such funds in an interest-bearing account with the interest thereon to accrue to the benefit of the Borrower.

8.6       EXPENSES

          Whether or not the transactions contemplated hereby are consummated, the Borrower shall to reimburse the Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Agent (including filing and recording costs and reasonable fees and expenses of Taylor McCaffrey, counsel to the Agent) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Credit Documents and any commitment letters or term sheets relating thereto. The Borrower shall also reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable expenses of legal counsel) paid or incurred by the Agent or any Lender in connection with the collection under and enforcement of this Agreement and any other Credit Document. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

8.7       OWNERSHIP OF THE BORROWER

During the term of this Agreement, there shall not, without the prior written consent of the Majority Global Lenders (which shall not be unreasonably withheld), be any change in the ownership or control of the Borrower from that described in Schedule 8.7.

                                  ARTICLE IX
                                    DEFAULT

9.1       EVENTS OF DEFAULT

          Each of the following events shall constitute an Event of Default under this Agreement:

          (a) the Borrower fails to pay any amount of principal or interest (including any amount relating to a Bankers' Acceptance or L/C) within three days of when due or, to pay fees or other Obligations (apart from principal and interest) within five days of when due; or

          (b) any representation or warranty made by the Borrower (other than representations or warranties made to the knowledge of the Borrower) under any of the Credit Documents which is incorrect or incomplete in any material respect when made or deemed to be made, it being agreed that an incorrect representation that there is no Pending Event of Default shall not result in the Borrower being disentitled to any cure period otherwise associated with the Pending Event of Default; or

          (c) the Borrower ceases or threatens to cease to carry on its business, or admits its inability or fails to pay its debts generally; or

          (d) the Borrower permits any default under one or more agreements or instruments relating to its Indebtedness other than the Obligations or permits any other event to occur and to continue after any applicable grace period specified in such agreements or instruments, if the effect of one or more of such events is to accelerate, or to permit (in accordance with any applicable inter-creditor and subordination arrangements) the acceleration of, the date on which such Indebtedness becomes due (whether or not acceleration actually occurs); or

          (e) the Borrower is adjudged a bankrupt (voluntarily or involuntarily); or becomes subject to any proceeding seeking liquidation, arrangement, relief of creditors or the appointment of a receiver or trustee over, or any judgment or order which has or would have a material and adverse effect on, any material part of its Property, and such proceeding, if instituted against the Borrower, or such judgment or order, is not contested diligently, in good faith and on a timely basis and dismissed or stayed within 60 days of its commencement or issuance; or

          (f) the Borrower denies, to any material extent, its obligations under the Credit Documents or claims any of the Credit Documents to be invalid or withdrawn in whole or in part; or any of the Credit Documents is invalidated by any act, regulation or governmental action or is determined to be invalid by a court or other judicial entity and such determination has not been stayed pending appeal; or

          (g) a final judgment, writ of execution, garnishment or attachment or similar process is issued or levied for the payment of moneys in excess of $150,000.00 against any of the Property of the Borrower and such judgment, writ, execution, garnishment, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within 60 days after its entry, commencement or levy, to the satisfaction of the Agent; or

          (h) an Encumbrancer takes possession of all or a substantial portion of the Property of the Borrower by appointment of a receiver, receiver and manager, or otherwise; or

          (i) there is a breach of any other covenant, term, condition, representation, warranty or provision of any of the Credit Documents and such breach is not corrected or otherwise satisfied within 30 days after the Agent, for and on behalf of the Lenders, gives written notice thereof; or

          (j)  Omega ceases to control the Borrower; or

          (k) any Event of Default (as that term is defined in the Omega Credit Agreement) occurs on the part of Omega or any of its Subsidiaries pursuant to the provisions of the Omega Credit Agreement, unless such Event of Default shall also be waived in writing by the Majority Global Lenders; or

          (l)  there occurs any failure on the part of Omega to ensure that:

               (i)  any mandatory or optional prepayment of Loans under sections
                    2.6 and 2.7 of the Omega Credit Agreement is made in accordance therewith, such that in the aggregate such prepayment will reduce the Commitments of the U.S. Banks and the Lenders based upon their Allocable Shares; or

               (ii) any reduction of Revolving Commitments pursuant to section
                    2.16 of the Omega Credit Agreement is made ratably between the Lenders and the U.S. Banks as required by this Agreement and the Omega Credit Agreement; or

          (m) there is any change, modification or amendment to the Omega Credit Agreement without the prior consent of the Majority Global Lenders.

9.2       ACCELERATION AND TERMINATION OF RIGHTS

          During the continuance of an Event of Default, no Lender shall be under any further obligation to make Advances or to accept orders as Bankers' Acceptance and the Majority Global Lenders may instruct the Agent to give notice to the Borrower (i) declaring the Lenders' obligations to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) declaring the Obligations or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and/or (iii) demanding that the Borrower deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full principal amount at maturity of all Bankers' Acceptances and L/Cs then outstanding for its account.

          Notwithstanding the preceding paragraph, if there is an Event of Default under 9.1(e) hereof, then without prejudice to the other rights of the Lenders as a result of any such event, without any notice or action of any kind by the Agent or the Lenders, and without presentment, demand or protest, the Lenders' obligation to make Advances shall immediately terminate, the Obligations shall immediately become due and payable and the Borrower shall be obligated to deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full principal amount at maturity of all Bankers' Acceptances and L/Cs then outstanding for its account.

9.3       PAYMENT OF BANKERS' ACCEPTANCES AND L/CS

          Immediately upon any Obligations becoming due and payable under
Section 9.2, the Borrower shall, without necessity of further act or evidence, be and become thereby unconditionally obligated to deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full principal amount at maturity of all Bankers' Acceptances and L/Cs then outstanding for its account and the Borrower hereby unconditionally promises and agrees to deposit with the Agent immediately upon such demand Collateral in the amount so demanded. The Borrower authorizes the Lenders, or any of them, to debit its accounts with the amount required to pay such L/Cs, and to pay such Bankers' Acceptances, notwithstanding that such Bankers' Acceptances may be held by the Lenders, or any of them, in their own right at maturity. Amounts paid to the Agent pursuant to such a demand in respect of Bankers' Acceptances and L/Cs shall be applied against, and shall reduce, pro rata among the Lenders, to the extent of the amounts paid to the Agent in respect of Bankers' Acceptances and L/Cs, respectively, the obligations of the Borrower to pay amounts then or thereafter payable under Bankers' Acceptances and L/Cs, respectively, at the times amounts become payable thereunder.

9.4       REMEDIES

          Upon the occurrence of any event by which any of the Obligations become due and payable under Section 9.2, the Security shall become immediately enforceable and the Majority Global Lenders may instruct the Agent to take such action or proceedings on behalf of the Lenders as the Majority Global Lenders in their sole discretion deem expedient to enforce the same, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Borrower except as may be prohibited by law.

9.5       SAVING

          The Lenders shall not be under any obligation to the Borrower or any other Person to realize any collateral or enforce the Security or any part thereof or to allow any of the collateral to be sold, dealt with or otherwise disposed of. The Lenders shall not be responsible or liable to the Borrower or any other Person for any loss or damage upon the realization or enforcement of, the failure to realize or enforce the collateral or any part thereof or the failure to allow any of the collateral to be sold, dealt with or otherwise disposed of or for any act or omission on their respective parts or on the part of any director, officer, agent, servant or advisor in connection with any of the foregoing, except that a Lender may be responsible or liable for any loss or damage arising from the wilful misconduct or negligence of that Lender.

9.6       PERFORM OBLIGATIONS

          If an Event of Default has occurred and is continuing and if the Borrower has failed to perform any of its covenants or agreements in the Credit Documents, the Majority Global Lenders, may, but shall be under no obligation to, instruct the Agent on behalf of the Lenders to perform any such covenants or agreements in any manner deemed fit by the Majority Global Lenders without thereby waiving any rights to enforce the Credit Documents. The reasonable expenses (including any legal costs) paid by the Agent and/or the Lenders in respect of the foregoing shall be secured by the Security.

9.7       THIRD PARTIES

No Person dealing with the Lenders or any agent of the Lenders shall be concerned to inquire whether the Security has become enforceable, or whether the powers which the Lenders are purporting to exercise have become exercisable, or whether any Obligations remain outstanding upon the security thereof, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or other disposition or any other dealing with the collateral charged by such Security or any part thereof.

9.8       POWER OF ATTORNEY

          Effective upon occurrence of an Event of Default, the Borrower hereby irrevocably constitutes and appoints any Vice-President or more senior officer of the Agent as its due and lawful attorney with full power of substitution in its name and on its behalf, during the continuance of an Event of Default, to enforce any right, title or interest of the Lenders in, to or under the Security or any part thereof or any obligation to the Borrower or remedy available to the Borrower. This appointment is irrevocable to the maximum extent permitted by applicable law.

9.9       REMEDIES CUMULATIVE

          The rights and remedies of the Lenders under the Credit Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Lenders of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lenders may be lawfully entitled for the same default or breach. Any waiver by the Lenders of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Lenders shall be deemed not to be a waiver of any subsequent default.

9.10      SET-OFF OR COMPENSATION

In addition to and not in limitation of any rights now or hereafter granted under applicable law, if the Obligations become due and payable pursuant to
Section 9.2, the Lenders, or any of them, may at any time and from time to time without notice to the Borrower or any other Person, any notice being expressly waived by the Borrower, set-off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Lenders, or any of them, to or for the credit of or the account of the Borrower against and on account of the Obligations notwithstanding that any of them are contingent or unmatured.

                                   ARTICLE X
                           THE AGENT AND THE LENDERS

10.1      AUTHORIZATION OF AGENT AND RELATIONSHIP

          Each Lender hereby appoints CIBC as Agent and CIBC hereby accepts such appointment. The appointment may only be terminated as expressly provided in this Agreement. Each Lender hereby authorizes the Agent to take all action on its behalf and to exercise such powers and perform such duties under this Agreement as are expressly delegated to the Agent by its terms, together with all powers reasonably incidental thereto. The Agent shall have only those duties and responsibilities which are of a solely mechanical and administrative nature and which are expressly specified in this Agreement, and it may perform such duties by or through its agents or employees, but shall not by reason of this Agreement have a fiduciary duty in respect of any Lender. As to any matters not expressly provided for by this Agreement, the Agent is not required to exercise any discretion or to take any action, but is required to act or to refrain from acting (and is fully protected in so acting or refraining from acting) upon the instructions of the Lenders or the Majority Global Lenders, as the case may be. Those instructions shall be binding upon all Lenders, but the Agent is not required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

          Without limiting the foregoing, each of the Lenders hereby grants to the Agent a power of attorney, for the purposes of laws applicable to the Security from time to time, to sign documents comprising the Security from time to time (as the party accepting the grant of the security), and also grants to the Agent the right to delegate its authority as attorney to any other Person, whether or not an officer or employee of the Agent.

10.2      DISCLAIMER OF AGENT

          The Agent makes no representation or warranty, and assumes no responsibility with respect to the due execution, legality, validity, sufficiency, enforceability or collectability of this Agreement or any other Credit Document. The Agent assumes no responsibility for the financial condition of the Borrower or Guarantors, or for the performance of the obligations of the Borrower or Guarantors under this Agreement or any other Credit Document. The Agent assumes no responsibility with respect to the accuracy, authenticity, legality, validity, sufficiency or enforceability of any documents, papers, materials or other information furnished by the Borrower or Guarantors to the Agent on behalf of the Lenders. The Agent shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or as to the use of the proceeds of the Credits or (unless the officers or employees of the Lender acting as Agent active in their capacity as officers or employees on the Borrower's accounts have actual knowledge thereof, or have been notified thereof in writing by the Borrower or a Lender) of the existence or possible existence of any Event of Default or Pending Event of Default. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with the Agreement except for its or their own negligence or wilful misconduct. With respect to its own Commitment, the Lender acting as Agent shall have the same rights and powers hereunder as any other Lender, and may exercise the same as though it were not performing the duties and functions delegated to it as Agent hereunder.

10.3      FAILURE OF LENDER TO FUND

10.3.1 Unless the Agent has actual knowledge that a Lender has not made or will not make available to the Agent for value on a Drawdown Date the applicable amount required from such Lender pursuant to Article VI, the Agent shall be entitled to assume that such amount has been or will be received from such Lender when so due and the Agent may (but shall not be obliged to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not in fact received by the Agent from such Lender on such Drawdown Date and the Agent has made available a corresponding amount to the Borrower on such Drawdown Date as aforesaid, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the Interbank Reference Rate per annum multiplied by (ii) the amount that should have been paid to the Agent by such Lender on such Drawdown Date and was not, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including such Drawdown Date to but excluding the date on which the amount is received by the Agent from such Lender and the denominator of which is 365. A certificate of the Agent containing details of the amount owing by a Lender under this Section shall be binding and conclusive in the absence of manifest error. If any such amount is not in fact received by the Agent from such Lender on such Drawdown Date, the Agent shall be entitled to recover from the Borrower, on demand, the related amount made available by the Agent to the Borrower as aforesaid together with interest thereon at the applicable rate per annum payable by the Borrower hereunder.

10.3.2 Notwithstanding the provisions of Section 10.3.1, if any Lender wrongfully fails to make available to the Agent its Proportionate Share of any Advance (such Lender being herein called the "Defaulting Lender"), the Agent shall forthwith give notice of such failure by the Defaulting Lender to the Borrower and the other Lenders. The Agent shall then forthwith give notice to the other Lenders that any Lender may make available to the Agent all or any portion of the Defaulting Lender's Proportionate Share of such Advance (but in no way shall any other Lender or the Agent be obliged to do so) in the place of the Defaulting Lender. If more than one Lender gives notice that it is prepared to make funds available in the place of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "Contributing Lenders" and individually called the "Contributing Lender") are prepared to make available exceeds the amount of the Advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its Proportionate Share of such Advance based on the Contributing Lenders' relative commitments to advance in such circumstances. If any Contributing Lender makes funds available in the place of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place, forthwith on demand, any amount advanced on its behalf together with interest thereon at the rate applicable to such Advance from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Advance from the Borrower. The failure of any Lender to make available to the Agent its Proportionate Share of any Advance as required herein shall not relieve any other Lender of its obligations to make available to the Agent its Proportionate Share of any Advance as required herein.

10.4      PAYMENTS BY THE BORROWER

          All payments made by or on behalf of the Borrower pursuant to this Agreement shall be made to and received by the Agent and shall be distributed by the Agent to the Lenders as soon as possible upon receipt by the Agent. Except as required to make payments as otherwise provided in this Agreement (including without limitation Sections 6.1 and 10.5), the Agent shall distribute:

          (a)  payments of interest in accordance with each Lender's

               Proportionate Share of the relevant Credit;

          (b) repayments of principal in accordance with each Lender's Proportionate Share of the relevant Credit; or

          (c) all other payments received by the Agent including, without limitation, amounts received upon the realization of Security, in accordance with each Lender's Proportionate Share of the relevant Credit provided, however, that with respect to proceeds of realization, no Lender shall receive an amount in excess of the amounts owing to it in respect of the Obligations.

If the Agent does not distribute a Lender's share of a payment made by the Borrower to that Lender for value on the later of the day that payment is made or the day it is deemed to have been made to the Agent, the Agent shall pay to the Lender on demand an amount equal to the product of (i) the Interbank Reference Rate per annum multiplied by (ii) the Lender's share of the amount received by the Agent from the Borrower and not so distributed, multiplied by
(iii) a fraction, the numerator of which is the number of days that have elapsed from and including the date of receipt of the payment by the Agent to but excluding the date on which the payment is made by the Agent to such Lender and the denominator of which is 365.

10.5      PAYMENTS BY AGENT

10.5.1 For greater certainty, the following provisions shall apply to any and all payments made by the Agent to the Lenders hereunder:

          (a) the Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent from the Borrower;

          (b) if the Agent receives less than the full amount of any payment of principal, interest, fees or other amount owing by the Borrower under this Agreement, the Agent shall have no obligation to remit to each Lender any amount other than such Lender's Proportionate Share of that amount which is the amount actually received by the Agent;

          (c) if any Lender advances more or less than its Proportionate Share of a Credit, such Lender's entitlement to such payment shall be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Lender;

          (d) if a Lender's Proportionate Share of an Advance has been advanced, or a Lender's Commitment has been outstanding, for less than the full period to which any payment (other than a payment of principal) by the Borrower relates, such Lender's entitlement to such payment shall be reduced in proportion to the length of time such Lender's Proportionate Share of the relevant Credit or such Lender's Commitment, as the case may be, has actually been outstanding;

          (e) the Agent acting reasonably and in good faith shall, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender is entitled and such determination shall, in the absence of manifest error, be binding and conclusive; and

          (f) upon request, the Agent shall deliver a statement detailing any of the payments to the Lenders referred to herein.

10.5.2 Unless the Agent has actual knowledge that the Borrower has not made or will not make a payment to the Agent for value on the date in respect of which the Borrower has notified the Agent that the payment will be made, the Agent shall be entitled to assume that such payment has been or will be received from the Borrower when due and the Agent may (but shall not be obliged to), in reliance upon such assumption, pay the Lenders corresponding amounts. If the payment by the Borrower is in fact not received by the Agent on the required date and the Agent has made available corresponding amounts to the Lenders, the Borrower shall, without limiting its other obligations under this Agreement, indemnify the Agent against any and all liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on or incurred by the Agent as a result, except for those arising from the Agent's negligence or willful misconduct. A certificate of the Agent with respect to any amount owing by the Borrower under this Section shall be prima facie evidence of the amount owing in the absence of manifest error. If the payment is not received by the Agent from the Borrower within a reasonable time following the disbursement to the Lenders by the Agent, the Lenders shall return the amounts received by them to the Agent with interest at the Interbank Reference Rate.

10.6      DIRECT PAYMENTS

          The Lenders agree among themselves that, except as otherwise provided for in this Agreement (including but not limited to Sections 12.13 and 12.14), except as necessary to adjust for Advances that are not in each Lender's Proportionate Share under the Credits, all sums received by a Lender relating to this

Agreement or by virtue of the Security, whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-action or as proceeds of realization of any Security or otherwise, shall be shared by each Lender in its Proportionate Share under the Credits and each Lender undertakes to do all such things as may be reasonably required to give full effect to this Section, including without limitation, the purchase from other Lenders of such notes or a portion thereof by the Lender who has received an amount in excess of its Proportionate Share under the Credits as shall be necessary to cause such purchasing Lender to share the excess amount ratably in its Proportionate Share under the Credits with the other Lenders. If any sum which is so shared is later recovered from the Lenders who originally received it, the Lender shall restore its Proportionate Share under the Credits of such sum to such Lenders, without interest. If any Lender shall obtain any payment of moneys due under this Agreement as referred to above, it shall forthwith remit such payment to the Agent and, upon receipt, the Agent shall distribute such payment in accordance with the provisions of Section 10.5.

10.7      ADMINISTRATION OF THE CREDITS

10.7.1 Unless otherwise specified herein, the Agent shall perform the following duties under this Agreement:

          (a) prior to an Advance, ensure that all conditions precedent have been fulfilled in accordance with the terms of this Agreement, subject to Section 10.8.2 and any other applicable terms of this Agreement;

          (b) take delivery of each Lender's Proportionate Share of an Advance and make all Advances hereunder in accordance with the procedures set forth in Article VI hereof;

          (c) use reasonable efforts to collect promptly all sums due and payable by the Borrower pursuant to this Agreement;

          (d) make all payments to the Lenders in accordance with the provisions hereof;

          (e) hold the Security on behalf of the Lenders and take all necessary steps to comply with registration requirements so that the Security remains perfected under applicable laws, but each Lender shall notify the Agent of any circumstance that might affect the perfection of the Security of which the Lender becomes aware;

          (f) hold all legal documents relating to the Credits, maintain complete and accurate records showing all Advances made by the Lenders, all remittances and payments made by the Borrower to the Agent, all remittances and payments made by the Agent to the Lenders and all fees or any other sums received by the Agent and, except for accounts, records and documents relating to the fees payable under the Fee Agreement, allow each Lender and their respective advisors to examine such accounts, records and documents at their own expense, and provide any Lender, upon reasonable notice, with such copies thereof as such Lender may reasonably require from time to time at the Lender's expense;

          (g) except as otherwise specifically provided for in this Agreement, promptly advise each Lender upon receipt of each notice and deliver to each Lender, promptly upon receipt, all other written communications furnished by the Borrower to the Agent on behalf of the Lenders pursuant to this Agreement, including without limitation copies of financial reports and certificates which are to be furnished to the Agent;

          (h) forward to each of the Lenders, upon request and at the expense of the Lender so requesting (other than customary record books which shall be provided at the expense of the Borrower), copies of this Agreement, the Security and other Credit Documents other than the Fee Agreement;

          (i) promptly forward to each Lender, upon request, an up-to-date loan status report; and

          (j) upon learning of same, promptly advise each Lender in writing of the occurrence of an Event of Default or Pending Event of Default or the occurrence of any event, condition or circumstance which would have a material adverse effect on the Borrower's ability to comply with this Agreement or the Security or of any material adverse information coming to the attention of the Agent (using reasonable efforts) relative to the Security or of the occurrence of any material adverse change in the financial condition or property of the Borrower, provided that, except as aforesaid, the Agent shall be under no duty or obligation whatsoever to provide any notice to the Lenders and further provided that each Lender hereby agrees to notify the Agent of any Event of Default or Pending Event of Default of which it may reasonably become aware.

10.7.2 The Agent may take the following actions only with the prior consent of the Majority Global Lenders, unless otherwise specified in this Agreement:

          (a) subject to Section 10.7.3, exercise any and all rights of approval conferred upon the Lenders by this Agreement;

          (b) give written notice to the Borrower in respect of any matter in respect of which notice may be required, permitted, necessary or desirable in accordance with or pursuant to this Agreement, promptly after receiving the consent of the Lenders, except that the Agent shall, without direction from the Lenders, immediately give the Borrower notice of any payment that is due or overdue under the terms of this Agreement unless the Agent considers that it should request the direction of the Lenders, in which case the Agent shall promptly request that direction;

          (c) subject to 10.7.3amend, modify or waive any of the terms of this Agreement, including waiver of an Event of Default or Pending Event of Default;

          (d) give notice of or declare an Event of Default, accelerate the amount outstanding under the Credits or take action to enforce performance of the Obligations of the Borrower and to realize upon the Security including the appointment of a receiver, the exercise of powers of distress, lease or sale given by the Security or by law and take foreclosure proceedings and/or pursue any other legal remedy necessary; and

          (e) pay insurance premiums, taxes and any other sums as may be reasonably required to protect the interests of the Lenders.

10.7.3 Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consented to any departure therefrom by any Borrower or other party thereto shall in any event be effective unless the same shall be in writing and consented to by the Majority Global Lenders, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. (The Agent may enter into amendments or modifications of, and grant consents and waivers to departure from the provisions of, those Loan Documents to which the Lenders are not signatories without the Lenders joining therein, provided the Agent has first obtained the separate prior written consent to such amendment, modification, consent or waiver from the Majority Global Lenders.) Notwithstanding the forgoing, no such amendment, modification, waiver or consent shall:

          (a) Reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof without the consent of such Lender; or

          (b) Increase the amount or extend the time of any Commitment of any Lender, without the consent of such Lender; or

          (c) Reduce the rate or extend the time of payment of any fee payable to a Lender, without the consent of the Lender affected; or

          (d) Except as may otherwise be expressly provided in any of the other Loan Documents, release any material portion of collateral securing, or any guaranties for, all or any part of the Obligations without the consent of all the Lenders; or

          (e) Amend the definition of Majority Global Lenders or otherwise reduce the percentage of the Lenders required to approve or effectuate any such amendment, modification, waiver, or consent, without the consent of all the Lenders; or

          (f)  Amend any of the foregoing Sections 9.1 (a) through (e) or this
               Section 9.1 (f) without the consent of all the Lenders; or

          (g) Amend any provision of this Agreement relating to the Agent in its capacity as Agent without the consent of the Agent; or

          (h) Amend any provision of this Agreement relating to the issuance of Letters of Credit without the consent of the Agent.

10.7.4 Whether or not the transactions contemplated hereby are consummated, the Borrowers agree to reimburse the Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Agent (including filing and recording costs and reasonable fees and expenses of Taylor McCaffrey, counsel to the Agent) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters or term sheets relating thereto. The Borrowers shall also reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable expenses of legal counsel) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrowers under this Section shall survive any termination of this Agreement.

10.7.5 Notwithstanding Sections 10.7.2, the Agent may, without the consent of the Lenders, make amendments to the Credit Documents that are for the sole purpose of curing any immaterial or administrative ambiguity, defect or inconsistency, but shall immediately notify the Lenders of any such action. The Agent may also discharge any Security to the extent necessary to allow the Borrower to complete any sale or other disposition of Property not prohibited by this Agreement.

10.7.6 As between the Borrower, on the one hand, and the Agent and the Lenders, on the other hand:

          (a) all statements, certificates, consents and other documents which the Agent purports to deliver on behalf of the Lenders or the Majority Global Lenders shall be binding on each of the Lenders, and the Borrower shall not be required to ascertain or confirm the authority of the Agent in delivering such documents;

          (b) all certificates, statements, notices and other documents which are delivered by the Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders;

          (c) all payments which are delivered by the Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders;

          (d) unless an Event of Default or Pending Event of Default has occurred and is continuing, the Borrower's consent to the appointment of any Successor Agent must be obtained, but the Borrower's consent shall not be unreasonably withheld.

10.8      RIGHTS OF AGENT

10.8.1 In administering the Credits, the Agent may retain, at the expense of the Lenders if such expenses are not recoverable from the Borrower, such solicitors, counsel, auditors and other experts and agents as the Agent may select, in its sole discretion, acting reasonably and in good faith after consultation with the Lenders.

10.8.2 The Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed by the proper individual or individuals, and shall be entitled to rely and shall be protected in relying as to legal matters upon opinions of independent legal advisors selected by it. The Agent may also assume that any representation made by the Borrower is true and that no Event of Default or Pending Event of Default has occurred unless the officers or employees of the Lender acting as Agent, active in their capacity as officers or employees responsible for the Borrower's account have actual knowledge to the contrary or have received notice to the contrary from any other party to this Agreement.

10.8.3 Except in its own right as a Lender, the Agent shall not be required to advance its own funds for any purpose, and in particular, shall not be required to pay with its own funds insurance premiums, taxes or public utility charges or the cost of repairs or maintenance with respect to the assets which are the subject matter of the Security, nor shall it be required to pay with its own funds the fees of solicitors, counsel, auditors, experts or agents engaged by it as permitted hereby.

10.8.4 The Agent shall be entitled to receive a fee for acting as Agent as agreed in the Fee Agreement or as otherwise agreed between the Agent and the Borrower from time to time.

10.9      ACKNOWLEDGEMENTS, REPRESENTATIONS AND COVENANTS OF LENDERS

10.9.1 It is acknowledged and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, property, affairs, status and nature of the Borrower and Guarantors. Accordingly, each Lender confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent (a) to check or inquire on its behalf into the adequacy or completeness of any information provided by the Borrower or Guarantors under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent) or (b) to assess or keep under review on its behalf the financial condition, creditworthiness, property, affairs, status or nature of the Borrower or Guarantors.

10.9.2 Each Lender represents and warrants that it has the legal capacity to enter into this Agreement pursuant to its charter and any applicable legislation and has not violated its charter, constating documents or any applicable legislation by so doing.

10.9.3 Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to its Proportionate Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Credit Documents or the transactions therein contemplated, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent for its Proportionate Share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. The obligation of the Lenders to indemnify the Agent shall survive the termination of this Agreement and shall be performed by the Lenders promptly upon demand by the Agent.

10.9.4 Each of the Lenders acknowledges and confirms that in the event that the Agent does not receive payment in accordance with this Agreement, it shall not be the obligation of the Agent to maintain the Credits in good standing nor shall any Lender have recourse to the Agent in respect of any amounts owing to such Lender under this Agreement.

10.9.5 Each Lender acknowledges and agrees that its obligation to advance its Proportionate Share of Advances in accordance with the terms of this Agreement is independent and in no way related to the obligation of any other Lender hereunder.

10.9.6 Each Lender hereby acknowledges receipt of a copy of this Agreement and the Security (to the extent that the Security has been delivered) and acknowledges that it is satisfied with the form and content of such documents.

10.10     COLLECTIVE ACTION OF THE LENDERS

          Each of the Lenders hereby acknowledges that to the extent permitted by applicable law, the Security and the remedies provided under the Credit Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under the Security are to be exercised not severally, but by the Agent upon the decision of the Majority Global Lenders or Lenders as required by this Agreement.

Accordingly, notwithstanding any of the provisions contained herein or in the Security each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Majority Global Lenders. Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given by the Majority Global Lenders, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

10.11     SUCCESSOR AGENT

          Subject to the appointment and acceptance of a Successor Agent as provided in this Section, and subject to Section 10.7.5(d), the Agent may resign at any time by giving 30 days' written notice thereof to the Lenders and the Borrower, and may be removed at any time by the Majority Global Lenders upon 30 days' written notice. Upon receipt of notice by the Lenders of the resignation of the Agent, or upon giving notice of termination to the Agent, the Majority Global Lenders may, within 21 days, appoint a successor from among the Lenders or, if no Lender is willing to accept such an appointment, from among other Lenders to which the Bank Act (Canada) applies, which each have combined capital and reserves in excess of $250,000,000, and which have offices in Winnipeg and Toronto (the "Successor Agent"). If no Successor Agent has been so appointed and has accepted such appointment within 21 days after the retiring Agent's giving of notice of resignation or receiving of notice of termination, then the retiring Agent may, on behalf of the Lenders, appoint a Successor Agent. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, the retiring Agent shall pay the Successor Agent any unearned portion of any fee paid to the Agent for acting as such, and the Successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its further duties and obligations as Agent under this Agreement and the other Credit Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall continue to inure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Agent hereunder.

10.12     PROVISIONS OPERATIVE BETWEEN LENDERS AND AGENT ONLY

          Except for the provisions of Sections 10.7.5, 10.9.2, 10.9.5, 10.10,
10.11 and 10.12, the provisions of this Article relating to the rights and obligations of the Lenders and the Agent inter se shall be operative as between the Lenders and the Agent only, and the Borrower or Guarantors shall not have any rights or obligations under or be entitled to rely for any purpose upon such provisions.

                                  ARTICLE XI
                              ADDITIONAL LENDERS,
                            SUCCESSORS AND ASSIGNS

11.1      SUCCESSORS AND ASSIGNS

11.1.1 The Credit Documents shall be binding upon and inure to the benefit of the Agent, each Lender, the Borrower and their respective successors and permitted assigns, except that the Borrower shall not assign any rights or obligations with respect to this Agreement or any of the other Credit Documents without the prior written consent of each Lender.

The collective rights and obligations of the Lenders under this Agreement are assignable in whole or in part (pro rata) and any Lender shall be entitled to assign in whole or in part its individual rights and obligations hereunder or to permit other financial institutions to participate in the Credits, all in accordance with the provisions of Section 11.2 and the other terms of this Agreement. The Borrower hereby consents to the disclosure of any information relating to the Borrower and Guarantors to any potential Lender or participant provided that the potential Lender or participant agrees in writing to keep the information confidential.

          Each assignment shall be of a uniform, and not a varying, percentage of all rights and obligations of the assignor(s) under or in respect of the Credits. No assignment may result in the Commitment of any Lender, determined as of the effective date of the Assignment Agreement with respect to such assignment, being less than $5,000,000.00, unless the assignment deals with the Lenders entire interest in which case it may be assigned if under $5,000,000.00.

          Notwithstanding any other provisions of this Agreement, each Lender agrees that it shall not offer to assign or assign or offer to sell or sell participations in any portion of its rights and obligations under this Agreement including, without limitation, any portion of its Commitment without the prior written consent of the Agent and, unless an Event of Default has occurred and is continuing, the Borrower. The consents of the Agent and the Borrower shall not be unreasonably withheld. The Lenders agree that the Borrower's consent shall not be considered to be unreasonably withheld if the proposed assignment or participation would result in any material additional cost being incurred by the Borrower, including but not limited to any gross-up for withholding tax under
Section 12.14, but excluding any increase in the interest rate applicable to Bankers' Acceptances of the proposed assignee compared to the assignor.

11.1.2 A participation by a Lender of its interest (or a part thereof) hereunder or a payment by a participant to a Lender as a result of the participation will not constitute a payment hereunder to the Lender or an Advance to the Borrower. A payment made by an assignee to an assigning Lender in order for the assignee to assume its Proportionate Share of Advances made by the assigning Lender will reduce the Advances owing by the Borrower to the assigning Lender and will be deemed to be Advances by the assignee to the Borrower as of the date that the payment is made, excluding in each case the effect of any premium or discount.

11.2      ASSIGNMENTS

11.2.1 Subject to Section 11.1 and the other terms of this Agreement, the Lenders collectively or individually may assign to one or more assignees all or a portion of their respective rights and obligations under this Agreement (including, without limitation, all or a portion of their respective Commitments). The parties to each such assignment shall execute and deliver an Assignment Agreement to the Agent, for its consent and recording in the Register and, except in the case of an assignment by the Lenders collectively or an assignment by a Lender to an affiliate of that Lender, shall pay a processing and recording fee of $3,000.00 to the Agent. After such execution, delivery, consent and recording (i) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder and (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement, other than obligations in respect of which it is then in default and liabilities arising from its actions prior to the assignment. In the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto.

11.2.2 The agreements of an assignee contained in an Assignment Agreement shall benefit the assigning Lender thereunder, the other Lenders and the Agent in accordance with the terms of the Assignment Agreement.

11.2.3 The Agent shall maintain at its address referred to herein a copy of each Assignment Agreement delivered to and acknowledged by it and a register for recording the names and addresses of the Lenders and the Commitment under the Credits of each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Borrower, the Agent and each of the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, and need not recognize any Person as a Lender unless it is recorded in the Register as a Lender. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

11.2.4 Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee and approved by the Borrower and the Agent, the Agent shall, if the Assignment Agreement has been completed and is in the required form with such immaterial changes as are acceptable to the Agent:

          (a)  record the information contained therein in the Register; and

          (b) give prompt notice thereof to the Borrower and the other Lenders, and provide them with an updated version of Schedule 1.1.3.

11.3      PARTICIPATIONS

          Each Lender may (subject to the provisions of Section 11.1) sell participations to one or more financial institutions or other Persons in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment), but the participant shall not become a Lender and:

          (a) the Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

          (b) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (c) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement;

          (d) no participant shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Person therefrom.

          Notwithstanding the foregoing, each participant shall have the same benefit, as if it was a Lender, with respect to the rights provided to the Lenders in Section 12.15. Each participant shall also have the right to be provided by the Lender from whom it has obtained its participation with all information relating to the Borrower or any Guarantor which is provided to any Lender. Without limiting the foregoing, no participant shall have the benefit of Section 12.14 except to the extent that the Lender from whom it has obtained its participation is itself entitled to compensation under that Section.

                                  ARTICLE XII
                           MISCELLANEOUS PROVISIONS

12.1      CONSENT

          Notwithstanding any other provision contained herein or in the other Credit Documents, the Lenders hereby consent to the Acquisition, the Employee Loans, the Amalgamation and all other transactions contemplated by the Purchase Agreement including the redemption/retraction of Class B shares in the capital of the Borrower and no such transaction shall be prohibited by such provisions.

12.2      HEADINGS AND TABLE OF CONTENTS

          The headings of the Articles and Sections and the Table of Contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

12.3      ACCOUNTING TERMS

          Each accounting term used in this Agreement, unless otherwise defined herein, has the meaning assigned to it under GAAP.

12.4      CAPITALIZED TERMS

          All capitalized terms used in any of the Credit Documents (other than this Agreement) which are defined in this Agreement shall have the meaning defined herein unless otherwise defined in the other document.

12.5      SEVERABILITY

          Any provision of this Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should this Agreement fail to provide for any relevant matter, the validity, legality or enforceability of this Agreement shall not thereby be affected.

12.6      NUMBER AND GENDER

          Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa, words importing any gender include all genders and references to agreements and other contractual instruments shall be deemed to include all present or future amendments, supplements, restatements or replacements thereof or thereto.

12.7      AMENDMENT, SUPPLEMENT OR WAIVER

          No amendment, supplement or waiver of any provision of the Credit Documents, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless it is in writing, makes express reference to the provision affected thereby and is signed by the Agent for and on behalf of the Lenders or the Majority Global Lenders, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No waiver or act or omission of the Agent, the Lenders, or any of them, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by a Restricted Party of any provision of the Credit Documents or the rights resulting therefrom.

12.8      GOVERNING LAW

          Each of the Credit Documents, except for those which expressly provide otherwise, shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with, the laws of the Province of Manitoba and the laws of Canada applicable in Manitoba. Each party to this Agreement hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of Manitoba and all courts competent to hear appeals therefrom.

12.9      THIS AGREEMENT TO GOVERN

In the event of any conflict between the terms of this Agreement and the terms of any other Credit Document, the provisions of this Agreement shall govern to the extent necessary to remove the conflict, provided however, that as between U.S. Banks and the Lenders, the Intercreditor Agreement will govern.

12.10     PERMITTED ENCUMBRANCES

          The designation of an Encumbrance as a Permitted Encumbrance is not, and shall not be deemed to be, an acknowledgment by the Lenders that the Encumbrance shall have priority over the Security.

12.11     CURRENCY

          All payments made hereunder shall be made in the currency in respect of which the obligation requiring such payment arose. Unless the context otherwise requires, all amounts expressed in this Agreement in terms of money shall refer to Canadian Dollars.

          Except as otherwise expressly provided in this Agreement, wherever this Agreement contemplates or requires the calculation of the equivalent in Canadian Dollars of an amount expressed in US Dollars, or vice versa, the calculation shall be made on the basis of the Exchange Rate at the effective date of the calculation.

12.12     LIABILITY OF LENDERS

          The liability of the Lenders in respect of all matters relating to this Agreement and the other Credit Documents is several and not joint or joint and several. Without limiting that statement, the obligations of the Lenders to make Advances is limited to their respective Proportionate Shares of any Advance that is requested, and, in the aggregate, to their respective Proportionate Shares of the total amounts of the Credits.

12.13     EXPENSES AND INDEMNITY

          All statements, reports, certificates, opinions, and other documents or information required to be furnished to the Lenders, the Agent, or any of them, by the Borrower or any Guarantor under this Agreement shall be supplied without cost to the Lenders, the Agent, or any of them. The Borrower shall pay on demand all reasonable third party costs and expenses of the Lenders, or any of them (including, without limitation, the reasonable fees and expenses of counsel for the Lenders and the Agent collectively, but not separately for individual Lenders and the Agent, on a solicitor and own client basis), incurred in connection with (i) the preparation, execution, delivery, administration, periodic review and enforcement of the Credit Documents; (ii) obtaining advice as to their rights and responsibilities in connection with the Credits and the Credit Documents; (iii) reviewing, inspecting and appraising the collateral that is the subject of the Security at reasonable intervals; and (iv) other matters relating to the Credits, excluding any assignment or participation of an interest in the Credits following the initial Advance under this Agreement.
Such costs and expenses shall be payable whether or not an Advance is made under this Agreement.

          The Borrower shall indemnify the Lenders, the Agent, and each of them, against any liability, obligation, loss or expense which any of them may sustain or incur as a consequence of (i) any representation or warranty made herein by the Borrower which was incorrect at the time it was made or deemed to have been made, (ii) a default by the Borrower in the payment of any sum due from it under or in connection with the Credit Documents (irrespective of whether an Advance is deemed to be made to the Borrower to pay the amount that it has failed to pay), including, but not limited to, all sums (whether in respect of principal, interest or any other amount) paid or payable to lenders of funds borrowed by the Lenders, the Agent, or any of them, in order to fund the amount of any such unpaid amount to the extent the Lenders, the Agent, or any of them, are not reimbursed pursuant to any other provisions of this Agreement, (iii) the failure of the Borrower to complete any Advance or make any payment after notice therefor has been given under this Agreement, (iv) any breach by the Borrower of its representations and covenants in this Agreement relating to Hazardous Materials and other environmental matters, (v) any other default by the Borrower hereunder, and (vi) generally, the Lenders and the Agent having entered into this Agreement and the other Credit Documents and made Advances to the Borrower. A certificate of a Lender or the Agent as to the amount of any such loss or expense shall be prima-facie evidence as to the amount thereof, in the absence of manifest error provided that the Lender determines the amount owing to it in good faith using any reasonable method and provides a detailed description of its calculation of the amount owing to it.

          The agreements in this Section shall survive the termination of this Agreement and repayment of the Obligations.

12.14     MANNER OF PAYMENT AND TAXES

          All payments to be made by or on behalf of the Borrower (or in the case of upfront fees and indemnity fees, by the Agent or any Lender to another Lender or to an assignee of an interest in the Credits) in connection with the Credit Documents are to be made without set-off, compensation or counterclaim, free and clear of and without deduction for or on account of any Tax, including but not limited to withholding taxes, other than Excluded Taxes, except if such deduction is required by law or the administration thereof. If any Tax, other than Excluded Taxes, is deducted or withheld from any payments under the Credit Documents (including the remittance provided for in this Section), the Borrower making payment shall promptly remit to the Agent for the Lenders' benefit in the currency in which such payment was made, the equivalent of the amount of Tax so deducted or withheld together with the relevant receipt issued by the taxing or other receiving authority. If any Borrower is prevented by operation of law or otherwise from paying, causing to be paid or remitting such Tax, the interest or other amount payable under the Credit Documents will be increased to such rates as are necessary to yield and remit to the Lenders the principal sum advanced or made available together with interest at the rates specified in the Credit Documents after provision for payment of such Tax.

          If any Lender or the Agent becomes liable for any tax in the jurisdiction in which the Person making a payment under the Credit Documents is located as a result of a payment being made without the required tax in that jurisdiction having been deducted or withheld, the payer shall indemnify the Lender or the Agent, as the case may be, for such tax and any interest and penalties thereon, and the indemnity payment shall be increased as necessary so that after the imposition of any tax in that jurisdiction on the indemnity payment (including tax in respect of any such increase in the indemnity payment), the Lender or the Agent shall receive the full amount of taxes, interest and penalties for which it is liable in that jurisdiction.

12.15     INCREASED COSTS ETC.

If the introduction of or any change in or in the interpretation of, or any change in the application to the Borrower or any Lender of, any law or any regulation or guideline from any central bank or other governmental authority that is binding on the Borrower or any Lender (whether or not having the force of law), including but not limited to any reserve or special deposit requirement or any Tax (other than Excluded Taxes) or any capital requirement, has due to the Lenders' compliance therewith the effect, directly or indirectly, of (i) increasing the cost to the Lenders, or any of them, of performing their respective obligations hereunder; (ii) reducing any amount received or receivable by the Lenders, or any of them, hereunder or its effective return hereunder or on its capital; or (iii) causing the Lenders, or any of them, to make any payment or to forego any return based on any amount received or receivable by the Lenders, or any of them, hereunder, then upon demand from time to time the Borrower shall pay such amount as shall compensate the Lenders for any such cost, reduction, payment or foregone return that is not fully offset by an increase in the applicable interest rate or rates or fees hereunder. Any certificate of a Lender in respect of the foregoing will be prima facie evidence of the foregoing, except for manifest error, provided that the Lender determines the amounts owing to it in good faith using any reasonable averaging and attribution methods and provides a detailed description of its calculation of the amounts owing to it.

12.16     INTEREST ON MISCELLANEOUS AMOUNTS

          If the Borrower fails to pay any amount payable hereunder (other than principal, interest thereon or interest upon interest which is payable as otherwise provided in this Agreement) on the due date, the Borrower shall, on demand, pay interest on such overdue amount to the Agent from and including such due date up to but excluding the date of actual payment, both before and after demand, default or judgment, at a rate of interest per annum equal to the sum of the Prime Rate plus 2.5 % per annum, compounded monthly.

          If the Borrower deposits cash as Collateral pursuant to a requirement under this Agreement, the Lender or Lenders holding the cash shall pay the Borrower interest on the cash while it continues to be held as Collateral at the rate offered by the relevant Lenders from time to time for deposits in the relevant currency of comparable size and term.

12.17     CURRENCY INDEMNITY

          In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Lenders or any of them under this Agreement or for the payment of damages in respect of any breach of this Agreement or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency ("the Judgment Currency) other than the currency payable hereunder or thereunder ("the Agreed Currency"), the party against whom the judgment or order is made shall indemnify and hold the Lenders harmless against any deficiency in terms of the Agreed Currency in the amounts received by the Lenders arising or resulting from any variation as between (i) the Exchange Rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of such judgment or order, and (ii) the Exchange Rate at which each Lender is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Lender on the date of such receipt. The indemnity in this Section shall constitute a separate and independent obligation from the other obligations of the Borrower hereunder, shall apply irrespective of any indulgence granted by the Lenders, and shall be secured by the Security.

12.18     ADDRESS FOR NOTICE

          Notice to be given under the Credit Documents shall, except as otherwise specifically provided, be in writing addressed to the party for whom it is intended and, unless the law deems a particular notice to be received earlier, a notice shall not be deemed received until actual receipt thereof by the other party. The addresses of the parties hereto for the purposes hereof shall be the addresses specified beside their respective signatures to this Agreement or on any Assignment Agreement, or such other mailing or telecopier addresses as each party from time to time may notify the other as aforesaid.

12.19     TIME OF THE ESSENCE

          Time shall be of the essence in this Agreement.

12.20     FURTHER ASSURANCES

          The Borrower shall, at the request of the Agent acting on the instructions of the Majority Global Lenders, do all such further acts and execute and deliver all such further documents as may, in the reasonable opinion of the Majority Global Lenders, be necessary or desirable in order to fully perform and carry out the purpose and intent of the Credit Documents.

12.21     TERM OF AGREEMENT

          Except as otherwise provided herein, this Agreement shall remain in full force and effect until the payment and performance in full of all of the Obligations.

12.22     PAYMENTS ON BUSINESS DAY

          Whenever any payment or performance under the Credit Documents would otherwise be due on a day other than a Business Day, such payment shall be made on the following Business Day, unless the following Business Day is in a different calendar month, in which case the payment shall be made on the preceding Business Day.

12.23     COUNTERPARTS AND FACSIMILE

          This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, but the party delivering a facsimile copy shall deliver an original copy of this Agreement as soon as possible after delivering the facsimile copy.

12.24     ENTIRE AGREEMENT

          This Agreement and the Fee Agreement constitute the entire agreement between the parties hereto concerning the matters addressed in this Agreement, and cancel and supersede any prior agreements, undertakings, declarations or representations, written or verbal, in respect thereof.

12.25     DATE OF AGREEMENT

          This Agreement may be referred to as being dated the _____ day of ______________, 1999 notwithstanding the actual date of execution.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives or officers in that regard, as of the date first above written.

3578275 CANADA INC.                      CANADIAN IMPERIAL BANK OF
                                                 COMMERCE

Per: /s/ Donald E. Cihak                 Per: /s/ signature appears here
    -----------------------------            -----------------------------

Per:                                     Per: /s/ signature appears here
    -----------------------------            -----------------------------



FIRST CHICAGO NBD BANK, CANADA

Per: /s/ signature appears here
    -----------------------------

Per:
    -----------------------------

                               TABLE OF CONTENTS


ARTICLE I DEFINED TERMS............................................   2
1.1    Defined Terms...............................................   2
1.2    Omega Credit Agreement......................................  15
1.3    Computation of Time Periods.................................  15
1.4    Other Definitional Terms....................................  16
ARTICLE II CREDIT A................................................  16
2.1    Amount and Availment Options................................  16
2.2    Revolving Credit............................................  16
2.3    Use of Credit A.............................................  16
2.4    Term and Repayment..........................................  16
2.5    Optional Reduction or Termination of Credit A...............  17
2.6    Interest Rates and Fees.....................................  17
2.7    Standby Fees................................................  18
2.8    Agent Fees..................................................  18
ARTICLE III CREDIT B...............................................  18
3.1    Amount and Availment Options................................  18
3.2    Non-Revolving Credit........................................  18
3.3    Use of Credit B.............................................  19
3.4    Term and Repayment..........................................  19
3.5    Interest Rates and Fees.....................................  19
3.6    Mandatory Prepayments.......................................  20
ARTICLE IV SECURITY AND EXCHANGE RATE FLUCTUATIONS.................  21
4.1    Security....................................................  21
4.2    Exchange Rate Fluctuations..................................  22
ARTICLE V DISBURSEMENT CONDITIONS..................................  22
5.1    Conditions Precedent to Initial Advance.....................  22
5.2    Conditions Precedent to all Advances........................  25
ARTICLE VI ADVANCES................................................  25
6.1    Lenders' Obligations Relating to L/Cs.......................  25
6.2    Evidence of Indebtedness....................................  26
6.3    Conversions.................................................  26
6.4    Notice of Advances and Payments.............................  27
6.5    Prepayments and Reductions..................................  27
6.6    Prime Rate and Base Rate Advances...........................  27
6.7    Co-ordination of Prime Rate and Base Rate Advances..........  28
6.8    Form of Bankers' Acceptances................................  29
6.9    Sale of Bankers' Acceptances................................  29
6.10   Size and Maturity of Bankers' Acceptances and Rollovers.....  30
6.11   Co-ordination of BA Advances................................  30
6.12   Payment of Bankers' Acceptances.............................  31
6.13   Deemed Advance - Bankers' Acceptances.......................  31

6.14   Waiver......................................................  32
6.15   Degree of Care..............................................  32
6.16   Indemnity...................................................  32
6.17   Obligations Absolute........................................  32
6.18   Shortfall on Drawdowns, Rollovers and Conversions...........  32
6.19   Prohibited Use of Bankers' Acceptances and L/Cs.............  33
6.20   Issuance and Maturity of L/Cs...............................  33
6.21   Payment of L/C Fees.........................................  33
6.22   Payment of L/Cs.............................................  34
6.23   Deemed Advance - L/Cs.......................................  35
6.24   Prohibited Rates of Interest................................  35
ARTICLE VII REPRESENTATIONS AND WARRANTIES.........................  35
7.1    Representations and Warranties..............................  35
7.2    Survival of Representations and Warranties..................  41
ARTICLE VIII COVENANTS AND CONDITIONS..............................  41
8.1    Intercompany Obligations....................................  41
8.2    Affirmative Covenants.......................................  42
8.3    Reporting Requirements......................................  45
8.4    Negative Covenants..........................................  46
8.5    Use of Insurance Proceeds...................................  48
8.6    Expenses....................................................  48
8.7    Ownership of the Borrower...................................  49
ARTICLE IX DEFAULT.................................................  49
9.1    Events of Default...........................................  49
9.2    Acceleration and Termination of Rights......................  51
9.3    Payment of Bankers' Acceptances and L/Cs....................  52
9.4    Remedies....................................................  52
9.5    Saving......................................................  52
9.6    Perform Obligations.........................................  53
9.7    Third Parties...............................................  53
9.8    Power of Attorney...........................................  53
9.9    Remedies Cumulative.........................................  53
9.10   Set-Off or Compensation.....................................  54
ARTICLE X THE AGENT AND THE LENDERS................................  54
10.1   Authorization of Agent and Relationship.....................  54
10.2   Disclaimer of Agent.........................................  54
10.3   Failure of Lender to Fund...................................  55
10.4   Payments by the Borrower....................................  56
10.5   Payments by Agent...........................................  57
10.6   Direct Payments.............................................  58
10.7   Administration of the Credits...............................  59
10.8   Rights of Agent.............................................  63

10.9   Acknowledgements, Representations and Covenants of Lenders..  64
10.10  Collective Action of the Lenders............................  65
10.11  Successor Agent.............................................  65
10.12  Provisions Operative Between Lenders and Agent Only.........  66
ARTICLE XI ADDITIONAL LENDERS, SUCCESSORS AND ASSIGNS..............  66
11.1   Successors and Assigns......................................  66
11.2   Assignments.................................................  67
11.3   Participations..............................................  68
ARTICLE XII MISCELLANEOUS PROVISIONS...............................  69
12.1   Consent.....................................................  69
12.2   Headings and Table of Contents..............................  69
12.3   Accounting Terms............................................  69
12.4   Capitalized Terms...........................................  69
12.5   Severability................................................  69
12.6   Number and Gender...........................................  70
12.7   Amendment, Supplement or Waiver.............................  70
12.8   Governing Law...............................................  70
12.9   This Agreement to Govern....................................  70
12.10  Permitted Encumbrances......................................  70
12.11  Currency....................................................  70
12.12  Liability of Lenders........................................  71
12.13  Expenses and Indemnity......................................  71
12.14  Manner of Payment and Taxes.................................  72
12.15  Increased Costs etc.........................................  73
12.16  Interest on Miscellaneous Amounts...........................  73
12.17  Currency Indemnity..........................................  73
12.18  Address for Notice..........................................  74
12.19  Time of the Essence.........................................  74
12.20  Further Assurances..........................................  74
12.21  Term of Agreement...........................................  74
12.22  Payments on Business Day....................................  74
12.23  Counterparts and Facsimile..................................  75
12.24  Entire Agreement............................................  75
12.25  Date of Agreement...........................................  75